Exhibit 10.1

OFFICE LEASE

KILROY REALTY

THE CAMPUS AT SORRENTO GATEWAY

KILROY REALTY, L.P.,

a Delaware limited partnership,

as Landlord,

and

ACCELRYS, INC.,

a Delaware corporation

as Tenant.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	Office Lease
110045-00136/12-26-12/EG/eg	[Accelrys, Inc.]

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	(i)	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	(ii)	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

INDEX

Page(s)

5010 Building	7
AAA	89
Abatement Event	33
Accountant	30
ADA	6
Additional Notice	33
Additional Rent	17
Alterations	39
Applicable Laws	73
Applicable Reassessment	29
Arbitration Award	89
Arbitration Notice	89
Arbitrator	88
Audit Period	30
Bank	64
Bank Prime Loan	74
Bank’s Credit Rating Threshold	64
Bankruptcy Code	64
Base Building	40
Base Rent	16
Base Rent Abatement	17
Base Rent Abatement Period	16
BOMA	7
Books and Records	37
Brokers	81
Building	6
Building Structure	38
Building Systems	34
Cash on Hand	66
Casualty	47
CC&Rs	32
Common Areas	7
Comparable Area	14
Comparable Buildings	14
Comparable Deals	13
Comparable Term	13
Control	56
Cosmetic Alterations	40
Damage Termination Date	49
Damage Termination Notice	49
Direct Expenses	18
EBITDA	66
Eligibility Period	33
Emergency	39

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	(iii)	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Page(s)
Emergency Generator	91
Environmental Laws	84
Environmental Permits	84
Estimate	27
Estimate Statement	26
Estimated Direct Expenses	27
Excess	26
Exercise Notice	14
Expense Year	18
Facilities Management Representative	35
First Offer Commencement Date	10
First Offer Notice	9
First Offer Rent	9
First Offer Space	8
First Offer Term	10
Force Majeure	79
Hazardous Material(s)	84
HVAC	34
Identification Requirements	83
Initial Base Rent Abatement Period	16
Initial Notice	33
Interest Rate	74
JAMS	88
Landlord	1
Landlord Parties	43
Landlord Repair Notice	47
Landlord Repair Obligations	37
Landlord Response Date	14
Landlord Response Notice	14
Landlord's Option Rent Calculation	15
L-C	64
L-C Amount	66
L-C Delivery Condition	66
L-C Delivery Date	64
L-C Draw Event	65
L-C Expiration Date	64
L-C FDIC Replacement Notice	65
Lease	1
Lease Commencement Date	11
Lease Expiration Date	11
Lease Term	11
Lease Year	11
LEED	40
Lines	83
M&R Reports	36

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	(iv)	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Page(s)
Maintenance Meeting	36
Management Standard	35
Market Capitalization	66
Market Rent	12
Market Rent Improvement Allowance	14
MM Request	36
Net Worth	56
Nondisturbance Agreement	59
Notices	80
Objectionable Name	72
Operating Expenses	18
Option Rent	12
Option Term	12
Original Improvements	45
Original Tenant	8
Other Improvements	86
Outside Agreement Date	15
Outside Repair Period	38
Permitted Chemicals	84
Permitted Holdover Notice	58
Permitted Holdover Period	58
Permitted Transferee	56
Permitted Transferee Assignee	56
Permitted Use	3
Premises	5
Prevailing Party	89
Preventative Maintenance Records	35
Project	7
Proposition 13	24
Proposition 13 Protection Amount	29
Proposition 13 Purchase Price	29
Reassessment	28
Reestablishment Notice	67
Renovations	82
Rent Concessions	13
Rent	17
Reserved Visitor Parking Right	76
Rooftop Equipment	90
Rules and Regulations	31
Security Deposit Laws	69
Sensor Areas	87
Service Contract	35
Statement	26
Subject Space	51
Subsequent Base Rent Abatement Period	16

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	(v)	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Page(s)
Summary	1
Superior Right Holders	8
Tax Expenses	24
Tax Increase	28
TCCs	6
Tenant	1
Tenant Parties	43
Tenant's Option Rent Calculation	14
Tenant's Repair Obligations	34
Tenant's Share	25
Tenant's Signage	71
Termination Date	11
Termination Fee	11
Termination Notice	11
The Campus at Sorrento Gateway	7
Third Party Contractor	47
Transfer Notice	51
Transfer Premium	54
Transferee	51
Transfers	51
Water Sensors	86
Work Letter	6

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	(vi)	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

THE CAMPUS AT SORRENTO GATEWAY

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and ACCELRYS, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	December 27, 2012.

2. Premises: (Article 1)

2.1 Building:	That certain two (2)-story office building located and addressed at 5005 Wateridge Vista Drive, San Diego, California 92121 (the “Building”).

2.2 Premises:	The entirety of the rentable square footage located within the Building, consisting of approximately 61,460 rentable square feet of space, as further depicted on Exhibit A to this Lease.

2.3 Project:	The Building is part of an office project known as “The Campus at Sorrento Gateway,” as further set forth in Section 1.1.2 of this Lease.

3. Lease Term (Article 2):

3.1 Length of Term:	Ten (10) years.

3.2 Lease Commencement Date:	July 1, 2013.

3.3 Lease Expiration Date:	June 30, 2023.

3.4 Option Terms:	Two (2) five (5)-year options to renew, as more particularly set forth in Section 2.3 of this Lease.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	Office Lease
110045-00136/12-26-12/EG/eg	[Accelrys, Inc.]

4.	Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
July 1, 2013 – June 30, 2014	$1,585,668.00*	$132,139.00*	$2.15
July 1, 2014 – June 30, 2015	$1,637,294.40	$136,441.20	$2.22
July 1, 2015 – June 30, 2016	$1,681,545.60	$140,128.80	$2.28
July 1, 2016 – June 30, 2017	$1,733,172.00	$144,431.00	$2.35
July 1, 2017 – June 30, 2018	$1,784,798.40	$148,733.20	$2.42
July 1, 2018 – June 30, 2019	$1,858,550.40¿	$154,879.20¿	$2.52
July 1, 2019 – June 30, 2020	$1,932,302.40	$161,025.20	$2.62
July 1, 2020 – June 30, 2021	$2,006,054.40	$167,171.20	$2.72
July 1, 2021 – June 30, 2022	$2,087,181.60	$173,931.80	$2.83
July 1, 2022 – June 30, 2023	$2,168,308.80	$180,692.40	$2.94

*	Subject to the terms set forth in Section 3.2 below, the Base Rent attributable to the six (6) month period commencing on August 1, 2013, and ending on January 31, 2014, shall be entirely abated.

¿

Subject to the terms set forth in Section 3.2 below, the Base Rent attributable to the five (5) month fifteen (15) day period commencing on July 1, 2018, and ending on December 15, 2018, shall be entirely abated.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-2-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

5. Operating Expenses and Tax Expenses (Article 4):

This is a “TRIPLE NET” lease and as such, the provisions contained in this Lease are intended to pass on to Tenant and reimburse Landlord for the costs and expenses reasonably associated with this Lease and the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

6. Tenant’s Share (Article 4):

6.1 Tenant’s Share of the Building:	100%

6.2 Tenant’s Share of the Project:	35.5%

7. Permitted Use (Article 5):

Tenant shall use the Premises solely for general office use and uses incidental thereto and any other non-industrial, non-retail uses permitted under Applicable Laws” (as that term is defined in Article 24 of this Lease) consistent with a first-class office building in the “Comparable Area” (as that term is defined in Section 2.3.2 of this Lease) (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Landlord’s “Rules and Regulations,” as that term is set forth in Section 5.2 of this Lease, (B) all Applicable Laws, and (C) all applicable zoning, building codes and the “CC&Rs,” as that term is set forth in Section 5.3 of this Lease.

8. Springing Letter of Credit (Article 21):

If the “L-C Delivery Condition” (as that term is defined in Section 21.3.1 of this Lease) occurs, the Tenant shall maintain an “L-C” (letter of credit) in an amount equal to the “L-C Amount,” as those terms are set forth in Sections 21.1 and 21.3.1 of this Lease (i.e., in an amount equal to twelve (12) times the then-applicable Monthly Installment of Base Rent attributable to the entire Premises).

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-3-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

9. Parking Spaces (Article 28):	Two Hundred Twenty-Seven (227) unreserved parking spaces in the Project parking facility (as more particularly identified on Exhibit A-2 attached hereto and made a part hereof).

10. Address of Tenant (Section 29.18):	Accelrys, Inc. 10188 Telesis Court, Suite 100 San Diego, California 92121 Attention: Chief Information Officer (Prior to Lease Commencement Date)

and	Accelrys, Inc. 5005 Wateridge Vista Drive, San Diego, California 92121 Attention: Chief Information Officer (After Lease Commencement Date)

With a copy to:	Stein & Lubin LLP 600 Montgomery Street, 14th Floor San Francisco, California 94111 Attention: Seagrumn L. Gilbert

11. Address of Landlord (Section 29.18):

Kilroy Realty, L.P.

c/o Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Mr. John Fucci

and

Kilroy Realty Corporation

3611 Valley Centre Drive, Suite 550

San Diego, California 92130

Attention: Mr. Brian Galligan

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-4-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

12. Brokers (Section 29.24):

Representing Tenant:	Representing Landlord:

Real Estate & Logistics Technology, Inc., doing business as Real Tech	Cassidy Turley

13. Improvement Allowance (Section 2 of Exhibit B):	$3,994,900.00 (i.e., Sixty-Five and 00/100 Dollars ($65.00) for each of the rentable square feet of space located within the Premises).

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-5-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1	Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and has approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The outline of the Premises, the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and each of Landlord and Tenant covenant as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed by each of them hereunder, and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and neither Exhibit A nor Exhibits A-1 or A-2 is meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the Project. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter. Notwithstanding any provision to the contrary set forth in this Lease, Landlord shall, at Landlord’s sole cost and expense, deliver the Premises to Tenant with (a) all “Building Systems” (as that term is defined in Section 7.1.1, below) serving and within the Premises in good working condition, (b) the “Building Structure” (as that term is defined in Section 7.2.1 below) in good working condition, and (c) the Common Areas in good working condition. If, within the first twelve (12) months of the initial Lease Term, it is discovered that Landlord failed to deliver the Premises in compliance with the obligations listed in the immediately preceding sentence, then Landlord shall, at its sole cost and expense, make any repairs and/or replacements necessary to put the Building Systems, Building Structure and/or Common Areas in the condition required by the immediately preceding sentence. To the actual knowledge of Landlord’s Portfolio Manager with respect to the Project, without any duty of investigation or any duty of inquiry, and without any personal liability accruing to such individual or otherwise being ascribed to such individual, Landlord has not, as of the date of this Lease, received from any applicable governmental agency any written notice of violation or violations (or claim thereof) relating to Applicable Laws (including, any applicable handicap access codes in effect as of the date of this Lease which were created in order to implement the Americans With Disabilities Act [the “ADA”]), or applicable zoning, ordinances, building codes or CC&R’s with regard to the Premises or the Building existing as of the date of this Lease; provided, however, the foregoing representation does not apply with respect to any alterations, additions or improvements made (or to be made) by Tenant.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-6-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

1.1.2 The Building and the Project. The Premises comprises the entirety of the rentable square footage located in the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “The Campus at Sorrento Gateway.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office building located at 5010 Wateridge Vista Drive, San Diego (the “5010 Building”), (iv) the land (which is improved with landscaping, parking facilities, parking structures and/or facilities and other improvements) upon which the 5010 Building is located, and (v) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto (in which event, Tenant’s Share of the Project shall be adjusted accordingly).

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but in any event materially consistent with the standards then pertaining to Comparable Buildings) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the Permitted Use and provided further than such rules and regulations are enforced in a nondiscriminatory manner. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that Tenant’s right of access is not materially impaired thereby. Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by applicable laws, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facilities twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

1.2 Verification of Rentable Square Feet of Premises and Building. For purposes of this Lease, the “rentable square feet” of the Premises shall be calculated pursuant to Office Building: Standard Methods of Measurement and Calculating Rentable Area – (ANSI/BOMA Z65.1 – 2010) (Method B), and its accompanying guidelines, as applicable to single-tenant buildings (i.e., rentable square footage equating to Gross Building Area) (collectively, “BOMA”). Prior to the Lease Commencement Date, Landlord shall cause Landlord’s space planner/architect to measure the rentable square feet of the Premises, and thereafter the rentable square feet of the Premises and the results thereof shall be presented to Tenant in writing. Tenant’s space planner/architect may review Landlord’s space planner/architect’s

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-7-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

determination of the number of rentable square feet of the Premises and Tenant may, within fifteen (15) business days after Tenant’s receipt of Landlord’s space planner/architect’s written determination, object to such determination by “Notice” (as that term is defined in Section 29.18 of this Lease) to Landlord. Tenant’s failure to deliver Notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant’s acceptance of Landlord’s space planner/architect’s determination. If Tenant objects to such determination, Landlord’s space planner/architect and Tenant’s space planner/architect shall promptly meet and attempt to agree upon the rentable square footage of the Premises. If Landlord’s space planner/architect and Tenant’s space planner/architect cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Tenant’s objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises pursuant to BOMA. Such third party independent measurement professional’s determination shall be conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half ( 1/2) of the fees and expenses of the independent third party space measurement professional. If the Lease Term commences prior to such final determination, Landlord’s determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant. In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the “Base Rent Abatement,” “Rent” and any “Security Deposit,” as those terms are defined in Sections 3.2 and 4.1 of this Lease and Article 21 of this Lease, respectively) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.3 Right of First Offer. Landlord hereby grants to the originally named Tenant herein (the “Original Tenant”) and any “Permitted Transferee Assignees,” as such term is defined in Section 14.8 of this Lease, an ongoing right of first offer with respect to any or all of the rentable space located in the 5010 Building (the “First Offer Space”) exercisable by Tenant during the initial Lease Term only. Notwithstanding the foregoing, such first offer right of Tenant shall be subordinate to (i) all rights of TD Ameritrade Services Company, Inc., a Delaware corporation, as well as any and all affiliates, successors and assigns thereof which rights relate to the First Offer Space, and (ii) any lease for any First Offer Space entered into from and after the date hereof (including renewals and extensions (whether exercised strictly in accordance with the terms of the particular lease or otherwise)) after Tenant fails to lease any such First Offer Space (collectively, the “Superior Right Holders”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1 Procedure for Offer. If at any time during the initial Lease Term (but only as long as either (a) the First Offer Commencement Date is anticipated to occur at least two (2) years prior to the Lease Expiration Date pertaining to the initial Lease Term, or (b) to the extent there are less than two (2) years remaining during the initial Lease Term at the time the First Offer Commencement Date is anticipated to occur, the Tenant has exercised its right to lease the Premises for the initial “Option Term” (as that term is defined in Section 2.3.1 of this Lease) pursuant to the terms of Section 2.3 of this Lease), Landlord shall so notify Tenant (the

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-8-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

“First Offer Notice”). Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 1.3.3 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant. The term of Tenant’s lease of any First Offer Space shall be coterminous with the Lease Term. Notwithstanding the foregoing, if there are less than two (2) years remaining during the initial Lease Term at the time the First Offer Commencement Date is anticipated to occur and Tenant has not then exercised its right to lease the Premises for the initial Option Term and its right to do so has not otherwise expired, Landlord shall, in order to then determine if Tenant is interested in exercising its right pursuant to the terms of this Section 1.3, deliver a First Offer Notice to Tenant conditioned upon Tenant exercising its right to lease the Premises for the Option Term (in which case such First Offer Notice shall be treated like any other notice (i.e., shall be accepted or rejected pursuant to the terms of Section 1.3.2 of this Lease), except that Tenant’s acceptance thereof shall also be deemed Tenant’s delivery of its “Exercise Notice” (as that term is defined in Section 2.3.3 of this Lease) pursuant to the terms of Section 2.3.3 of this Lease).

1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the First Offer Rent contained in the First Offer Notice, in which case the parties shall follow the procedure, and the First Offer Rent shall be determined, as set forth in Section 2.3.4 below. If Tenant does not so notify Landlord within the five (5) business day period, then, except as otherwise provided herein, Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. In the event Tenant elects not to lease any available First Offer Space, subject to the other terms hereof, Tenant shall be entitled to receive further First Offer Notices, from time to time, and describing the then available First Offer Space, except as to any space which was previously offered to, and/or rejected by, Tenant. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.3.3 First Offer Space Rent. Subject to the terms set forth in Section 1.3.1, above, the rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the “Market Rent,” as such term is defined in Section 2.3.2, below.

1.3.4 Construction In First Offer Space. The First Offer Space shall be delivered to Tenant vacant and in a broom clean condition, but otherwise Tenant shall take the First Offer Space in its “as is” condition unless Landlord is to complete any improvements as part of the terms agreed upon by the parties. If Landlord has not agreed to complete any improvements, Tenant shall make all such improvements, at its sole cost and expense, but subject to Article 8 of this Lease.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-9-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

1.3.5 Amendment to Lease. If Tenant exercises Tenant’s right to lease any First Offer Space, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease for such applicable First Offer Space upon the terms and conditions set forth in this Section 1.3. Tenant shall commence payment of Rent for the applicable First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the applicable First Offer Space to Tenant (the “First Offer Commencement Date”) and shall terminate on the Lease Expiration Date set forth in Section 3.3 of the Summary (it being co-terminus with the Lease Term provided herein), subject to the terms set forth in Section 1.3.1, above (the period of time commencing on the First Offer Commencement date and ending on the Lease Expiration Date shall be referred to as the “First Offer Term”). If Tenant has elected to invoke the procedure set forth in Section 2.3.4 of this Lease in order to determine the First Offer Rent and the First Offer Rent has not been determined pursuant to the terms thereof by the First Offer Commencement Date, the First Offer Rent shall be equal to the amounts set forth in the First Offer Notice until the procedure set forth in Section 2.3.4 has been concluded (in which case there shall be a retroactive adjustment and Tenant shall be obligated to pay to Landlord an amount equal to any increase which might arise or alternatively, Landlord shall be obligated to credit to Tenant against Base Rent next due an amount equal to the decrease in Base Rent which had previously been paid by Tenant).

1.3.6 Restrictions on Right of First Offer. The rights contained in this Section 1.3 shall be personal to the Original Tenant and any Permitted Transferee Assignees and may only be exercised during the initial Lease Term (as long as either (a) the First Offer Commencement Date is anticipated to occur at least two (2) years prior to the Lease Expiration Date pertaining to the initial Lease Term, or (b) to the extent there are less than two (2) years remaining during the initial Lease Term at the time the First Offer Commencement Date is anticipated to occur, the Tenant has exercised its right to lease the Premises for the initial Option Term) by the Original Tenant or its Permitted Transferee Assignees (and not any other assignee, sublessee or transferee of Tenant’s interest in this Lease) as long as the Original Tenant and its Permitted Transferee Assignee intends to occupy, and does itself occupy, the entire First Offer Space leased by the Original Tenant or its Permitted Transferee for the duration of the First Offer Term. Accordingly, and notwithstanding any provision to the contrary contained in this Lease, if Tenant, during the First Offer Term, no longer occupies any portion of the First Offer Space, Landlord may, in Landlord’s sole and absolute discretion and without any need to show cause or otherwise, recapture the First Offer Space and terminate Tenant’s right to lease the First Offer Space upon thirty (30) days notice to Tenant. Upon the expiration of the initial Lease Term, the right of first offer under this Section 1.3 shall terminate and be of no further force and effect and Landlord shall have no further obligations to provide any First Offer Notices and Tenant shall have no further rights to lease any First Offer Space not already leased by Tenant at such time. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the First Offer Notice, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in economic or material non-economic default under this Lease beyond the applicable notice and cure period. Landlord shall have no obligation to deliver any First Offer Notices during any period in which Tenant is in economic or material non-economic default under this Lease, beyond the applicable notice and cure period, or any First Offer Notices for any space which is vacant as of the date of this Lease (until expiration of the initial lease thereof subsequent to the date of this Lease plus any extensions thereof).

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-10-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

ARTICLE 2

LEASE TERM; OPTION TERMS

2.1 Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2 Tenant Termination Right. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall, with respect to the entire Premises only, have the one-time right to terminate this Lease effective as of June 30, 2018 (the “Termination Date”), upon Tenant’s delivery of written notice to Landlord (the “Termination Notice”), which notice shall be delivered to Landlord on or before January 1, 2018, and concurrently with the delivery of such Termination Notice, Tenant shall deliver to Landlord a “Termination Fee,” as that term is defined hereinbelow, as consideration for and as a condition precedent to such early termination. The “Termination Fee” shall be an amount equal to Two Million Three Hundred One Thousand Two Hundred Fifty-Five and 00/100 Dollars ($2,301,255.00). Subject to Landlord’s timely receipt of the Termination Notice and the Termination Fee, this Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the Termination Date, except with respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Lease, as amended, up to and including the Termination Date. The termination right granted to Tenant under this Section 2.2 shall automatically terminate and be of no further force or effect in the event (x) Tenant fails to properly exercise such termination right as set forth in this Section 2.2, (y) Tenant assigns, subleases or otherwise permits the occupancy of the Premises or any portion thereof by other entities or persons (other than with respect to a Permitted Transferee Assignee), or (z) Tenant is in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods), as of the date of Tenant’s delivery of the Termination Notice to Landlord or, at Landlord’s election, as of the Termination Date. The termination rights granted to Tenant under this Section 2.2 are personal to the Original Tenant and its Permitted Transferee Assignees, and may not be exercised by any assignee, sublessee, or transferee of the Original Tenant’s or its Permitted Transferee Assignees’ interest in this Lease.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-11-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

2.3	Option Terms.

2.3.1 Option Right. Landlord hereby grants the Original Tenant and its Permitted Transferee Assignees two (2) options to extend the Lease Term for the entire Premises each by a period of five (5) years (each an “Option Term”). Such options shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods), (ii) Tenant has not been in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iii) Tenant has not been in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) more than three (3) times during the Lease Term. Upon the proper exercise of the particular option to extend, and provided that, at Landlord’s election, as of the end of the initial Lease Term or the first Option Term (as the case may be), (A) Tenant is not in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods), (B) Tenant has not been in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) more than once during the prior twelve (12) month period, and (C) Tenant has not been in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) more than three (3) times during the Lease Term, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.3 shall only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant and/or its Permitted Transferee Assignee is in occupancy of the entire then-existing Premises.

2.3.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent as set forth below. The Rent payable by Tenant during the First Offer Term shall also be equal to the Market Rent as set forth below. For purposes of this Lease, the term “Market Rent” shall mean rent (including additional rent, and considering (x) any “base year” or “expense stop” applicable thereto, as well as (y) the inclusion of any utility expenses as a part thereof), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the eighteen (18) months prior to the first day of the applicable Option Term (or nine (9) months preceding the First Offer Commencement Date with respect to the First Offer Space, if applicable), provided that timing adjustments shall be made to reflect any changes in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the applicable Option Term or First Option Term (as the case may be), leasing non-sublease, non-encumbered, non-synthetic, non-equity space, non-expansion space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location and quality to the Premises (or the First Offer Space, as the case may be) for a “Comparable Term,” as that term is defined in this Section 2.3.2 (the “Comparable Deals”), which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.3.2, giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only,

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-12-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a previously negotiated upfront discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate (e.g., in the event a Comparable Deal is a renewal of a particular term, and the renewal provision in the applicable underlying lease agreement provides that the Tenant may renew at a rate equal to ninety-five percent (95%) of the “market rent,” then the economics of such Comparable Deal shall be equitably increased to reflect what it would have been had the Comparable Deal been completed at a rate equal to one hundred percent (100%) of the Market Rent)) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises (or the applicable First Offer Space, as the case may be), such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant (or, as to the First Offer Space, as the case may be, based upon the extent to which such improvements could be used by a general office user), (c) Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations during any Option Term (or with respect to the First Offer Space during the First Offer Term (if applicable)). Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Market Rent, Tenant is entitled to an improvement or comparable allowance for the improvement of the Premises or the First Offer Space (as the case may be) (the “Market Rent Improvement Allowance”), Landlord may, at Landlord’s sole option following discussions with the Tenant (or an attempt to discuss the same with the Tenant), elect any or a portion of the following: (A) to grant some or all of the Market Rent Improvement Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Market Rent Improvement Allowance (in which case the Market Rent Improvement Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term “Comparable Buildings” shall mean the Building, the 5010 Building, and other first-class institutionally-owned office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-13-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

amenities (including the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the “Comparable Area,” which is the “Sorrento Mesa Area” in San Diego. The “Sorrento Mesa Area” in San Diego shall be the area containing Comparable Buildings having reasonably comparable freeway access to the Project and which are within an area bounded by Carroll Canyon Road on the South side, Calle Cristobal on the North side, Highway 805 on the West Side and Camino Santa Fe on the East side. Notwithstanding any provision to the contrary contained in Section 2.3.2 of this Lease, Landlord and Tenant hereby acknowledge and agree that if there are not a sufficient number of Comparable Deals with a comparable lease term to the First Offer Term to determine the Market Rent for a lease of such duration, then the Market Rent for purposes of Section 2.3.2 shall be equal to that of Comparable Transactions with a term of five (5) years, provided that the concessions shall be appropriately prorated on a fractional basis to account for the shorter term of lease.

2.3.3 Exercise of Option. The options contained in this Section 2.3 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not less than twelve (12) months prior to the expiration of the initial Lease Term or the first Option Term (as the case may be), stating that Tenant is exercising its particular option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice and Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord’s Option Rent Calculation, the parties shall follow the procedure set forth in Section 2.3.4 below, and the Market Rent shall be determined in accordance with the terms of Section 2.3.4 below.

2.3.4 Determination of Option Rent and First Offer Rent. In the event Tenant timely objects to the Option Rent or First Offer Rent, Landlord and Tenant shall attempt to agree upon the particular Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to Landlord’s Option Rent Calculation or the First Offer Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent or First Offer Rent, as applicable, within five (5) business days thereafter, and such determinations shall be submitted to arbitration in accordance with Sections 2.3.4.1 through 2.3.4.7 below.

2.3.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a Member Appraisal Institute approved appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of Comparable Buildings in the Comparable Area (as well as reasonably comparable neighboring

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-14-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

submarkets). The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent or First Offer Rent is the closest to the actual Option Rent or First Offer Rent as determined by the arbitrators, taking into account the requirements of Section 2.3.2 of this Lease and Section 1.3 of this Lease, as applicable. Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.

2.3.4.2 The two arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

2.3.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent or First Offer Rent (as the case may be) and shall notify Landlord and Tenant thereof.

2.3.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.3.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.3.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.3.4.

2.3.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally, except that each party shall pay the cost of its chosen arbitrator.

ARTICLE 3

BASE RENT

3.1 In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term as well as Landlord’s then-current estimate of “Direct Expenses” (as that term is defined in Section 4.2.2 of this Lease) pertaining to the first full month of the Lease Term shall be paid on or before the

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-15-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Lease Commencement Date. If any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Provided that no event of economic or material non-economic default is occurring (beyond the applicable notice and cure periods) during the periods comprising (i) the six (6) month period commencing on August 1, 2013, and ending on January 31, 2014 (the “Initial Base Rent Abatement Period”), and (ii) the five (5) month fifteen (15) day period commencing on July 1, 2018, and ending on December 15, 2018 (the “Subsequent Base Rent Abatement Period”) (the Initial Base Rent Abatement Period and the Subsequent Base Rent Abatement Period shall be collectively referred to as the “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Base Rent Abatement Period (the “Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals One Million Six Hundred Forty-Four Thousand Six Hundred Sixty-Nine and 60/100 Dollars ($1,644,669.60) (i.e., One Hundred Thirty-Two Thousand One Hundred Thirty-Nine and 00/100 Dollars ($132,139.00) per month during the Initial Base Rent Abatement Period and One Hundred Fifty-Four Thousand Eight Hundred Seventy-Nine and 20/100 Dollars ($154,879.20) per month during the Subsequent Base Rent Abatement Period). Tenant acknowledges and agrees that during such Base Rent Abatement Period, such abatement of Base Rent for the Premises shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Base Rent Abatement. Additionally, Tenant shall be obligated to pay all “Additional Rent” (as that term is defined in Section 4.1 of this Lease) during the Base Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in economic or material non-economic default under this Lease and shall fail to cure such economic or material non-economic default within the notice and cure period, if any, permitted for cure pursuant to this Lease, or if this Lease, is terminated for any reason other than Landlord’s breach of this Lease, then the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The foregoing Base Rent abatement right set forth in this Section 3.2 shall be personal to the Original Tenant and any of its Permitted Transferee Assignees and shall only apply to the extent that the Original Tenant or any of its Permitted Transferee Assignees (and not any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease) is the Tenant under this Lease during such Base Rent Abatement Period.

ARTICLE 4

ADDITIONAL RENT

4.1 In General. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease. Such payments by Tenant,

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-16-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Deleted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, renovation, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting practices, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (but excluding the cost of electricity, gas, water and sewer services consumed in the Premises and the premises of other tenants of the Building and any other buildings in the Project (since Tenant is separately paying for the cost of electricity, gas, water and sewer services pursuant to Section 6.1.2 of the Lease)), the cost of operating, repairing, replacing, maintaining, renovating and restoring the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-17-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance, replacement, renovation, repair and restoration of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of “Senior Asset Manager”) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance, renovation, replacement and restoration of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement, renovation, restoration and repair of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance, replacement, renovation, repair and restoration of curbs and walkways, repair to roofs and re-roofing; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project(A) which are reasonably intended to effect economies in the operation or maintenance of the Project, or any portion thereof, but only to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, (B) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date, or (C) that relate to the safety or security of the Project; provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project and (xvi) costs of any additional services not provided to the Project as of the Lease Commencement Date but which are thereafter provided by Landlord in connection with its prudent management of the Project. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

a. Ground lease rentals;

b. Amounts incurred in connection with selling, syndicating, financing, mortgaging or hypothecating any interest in the Project or equipment thereon,

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-18-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

including, but not limited to, closing costs, title insurance premiums, transfer taxes, recordation taxes and fees, brokers’ commissions and advertising expenses;

c. Amounts incurred in connection with the defense of title to or interest in the Project;

d. Bad debt expenses and interest, principal, points and fees on debts or amortization on any financing, with the exception, however, of amortization charges allowable pursuant to clause (g) below;

e. Costs of a capital nature, except to the extent included in Operating Expenses under Section 4.2.4 above;

f. Rentals for items which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded by the terms of Section 4.2.4 above;

g. Depreciation, amortization and interest payments, except as permitted herein (including, as set forth in items in items (xii), (xiii), and (xiv) above) or except on equipment, materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with sound real estate management and accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized without interest over its reasonably anticipated useful life and/or payback period;

h. Tap fees and one-time lump sum sewer or water connection fees;

i. Amounts incurred in order to satisfy the requirements for the procurement of any certificate of occupancy;

j. Amounts incurred in connection with the initial construction or redevelopment of improvements including, but not limited to, permit, license and inspection costs incurred with respect to the installation and/or renovation of improvements made to the space of tenants or other occupants of the Project;

k. Amounts incurred in connection with repairs or replacements to improvements or equipment to the extent such amounts are either (A) reimbursable or otherwise reimbursed by virtue of warranties, service contracts or other agreements, or (B) result from defects in design, construction, workmanship or materials;

l. Reserves (provided, however, that Landlord’s use of the “accrual” method of accounting in calculating Operating Expenses shall not be prohibited);

m. Costs of signs identifying any specific entity or person (excluding, however, any signs that identify the Building and/or the Project);

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-19-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

n. Marketing costs, including, but not limited to, leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other amounts incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

o. Expenses incurred as a result of special events;

p. Amounts paid or payable directly by another tenant or occupant of the Project;

q. Amounts incurred to the extent reimbursed by insurance policies carried by the Landlord, or reimbursable by insurance policies required to be carried by Landlord under this Lease (if not so carried), except to the extent of insurance deductibles;

r. Amounts incurred in connection with (A) a casualty, with the exception of any deductible under the insurance policies carried by Landlord on the Project, or (B) the exercise by governmental authorities of the right of eminent domain;

s. Increases in Landlord’s insurance premiums resulting solely from any gross negligent or tortious act or omission of Landlord or any other tenant or occupant of the Project;

t. Amounts incurred in connection with the provision of services, utilities or other benefits which are not offered or, at Tenant’s request, provided to Tenant, or are materially greater in quantity or higher in quality than those delivered to Tenant, or for which Tenant is charged directly, but which are provided to another tenant or occupant of the Project regardless of whether or not such amounts are recovered by Landlord;

u. Amounts incurred due to the breach or violation of the terms and conditions of any lease of space within the Project, including, but not limited to, any legal and other fees and expenses related to the enforcement of any lease;

v. Salaries, wages, fees, benefits and other compensation paid to the extent customarily included in or covered by a management fee paid or charged by landlords of Comparable Buildings (which Comparable Buildings provide a substantially similar level of management and services) in connection with the management of such properties and the result thereof would be a total charge for what would otherwise be a management fee which is in violation of clause (v) above; provided that in no event shall Operating Expenses include salaries and/or benefits attributable to personnel above the level of the person who performs the function to which the title “Senior Asset Manager” is traditionally attributed, regardless of whether or not said title is used; and in the event any employee of the Project also provides labor or services with respect to other buildings/projects, the salary and other benefits of such employee shall be equitably allocated among the buildings/projects for which such employee provides labor or services;

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-20-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

w. Amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services to the extent the same exceed the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

x. General corporate overhead and general and administrative expenses of the entity which constitutes Landlord and amounts incurred in connection with the operation of the business of the entity which constitutes Landlord or the preservation of Landlord’s interest in the Project, as the same are distinguished from the costs of operation of the Project, including, without limitation, formation of the entity, internal accounting and legal matters, costs of defending any lawsuits with any mortgagee, agent or employee and the like;

y. Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (except in connection with the operation of any parking facilities);

z. Costs incurred in connection with upgrading the Project to comply with applicable laws existing prior to the Lease Commencement Date, which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date, including penalties or damages incurred due to such non-compliance;

aa. Interest, penalties, fees, fines or any other amounts incurred by reason of the failure to timely pay any Operating Expenses;

bb. Amounts arising from the gross negligence or willful misconduct of Landlord or any tenant or occupant of the Project;

cc. Amounts payable by Landlord in connection with any obligation to indemnify any tenant or other party pursuant to a lease or otherwise;

dd. Costs, other than those incurred in the ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

ee. Amounts (including, but not limited to, all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) incurred in connection with negotiations, claims, potential claims, disputes, potential disputes, litigation or arbitrations (other than those reasonable amounts incurred by Landlord, in good faith, to reduce or prevent increases in Operating Expenses or Tax Expenses);

ff. Legal fees, except those incurred to reduce Operating Expenses or Tax Expenses or incurred in the normal operation and maintenance of the Project;

gg. Amounts paid for entertainment, dining, and travel expenses (except for those expenses related to educational purposes of the employees involved in the management of the operation of any portion of the Project);

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-21-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

hh. Amounts incurred in connection with any audits of Operating Expenses undertaken by any tenant of the Project;

ii. Amounts incurred in connection with the installation, operation and maintenance of any specialty facilities in the Building or the Project, such as an observatory, broadcasting facilities, lunch club, athletic or recreational club, child care facility, cafeteria or dining facility, conference center or any other facility similar to any of the foregoing (expressly excluding any parking facilities);

jj. Amounts incurred by Landlord for the use of Common Areas (other than the parking facilities) to the extent Landlord receives income for such use;

kk. Any costs expressly excluded from Operating Expenses elsewhere in the Lease;

ll. Tax Expenses; and

mm. Amount of the management fee paid or charged in connection with the management of the Project which exceeds three percent (3%) of the Base Rent and Direct Expenses payable by Tenant with respect to the Building (or payable by all tenants with respect to the Building in the event the Building ever becomes a multi-tenant building or payable by all tenants of the particular buildings in which Tenant leases space in the event Tenant leases space in other buildings at the Project).

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.2.5	Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-22-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof (including, without limitation, the land upon which the Building and the parking facility adjacent to the Building are located, but not to the extent the Tax Expenses pertain directly to a new parking structure constructed by Landlord (as opposed to the land thereunder) for which Tenant does not derive any benefit).

4.2.5.2 Subject to the express terms of Section 4.6 below, Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) all of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon written demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-23-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project) and any additional taxes voluntarily incurred by Landlord (in Landlord’s sole and absolute discretion (as opposed to any taxes which would have the effect of reducing overall Direct Expenses or otherwise be deemed commercially reasonable given the circumstances)), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3	Allocation of Direct Expenses.

The parties acknowledge that the Building is a part of a multi-building project and that certain Direct Expenses incurred for the benefit of the entire Project should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to segregate, where possible, the utilities, services and contracts pursuant to which Operating Expenses are incurred between the buildings then located in the Project in order to minimize common Direct Expenses which are shared between the buildings and limit the charges passed on to Tenant to only those Direct Expenses that are incurred in connection with the Building; provided, however, and as more particularly contemplated by this Section 4.3, certain Direct Expenses will be incurred for the benefit of the entire Project should be shared between the tenants of the Building and the tenants of the other buildings in the Project (examples of which include, but shall not be limited to, Tax Expenses, landscaping, site maintenance and signage maintenance).

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Direct Expenses

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-24-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than eighteen (18) calendar months after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time but not more often than twice per Expense Year), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-25-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay five (5) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon written demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility (but not to the extent such taxes pertain directly to a new parking structure constructed by Landlord (as opposed to the land thereunder) for which Tenant does not derive any benefit); or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Tenant’s Payment of Certain Tax Expenses. Notwithstanding any provision to the contrary contained in this Lease, in the event that, at any time during the initial Lease Term only, any sale, refinancing, or change in ownership of the Building or Project is consummated (specifically excluding, however, (x) a change in ownership to a lender resulting from a foreclosure or a deed-in-lieu of foreclosure, (y) a multi-project sale, refinance or change in ownership (i.e., a sale of more than one (1) project at a time) to the extent the sales price pertaining thereto is greater than or equal to Three Hundred Fifty Million and 00/100 ($350,000,000.00), (z) a portfolio sale, refinance or change in ownership transaction, or (zz) a sale of the entity which currently owns the Project or any related entity thereto), and as a result thereof, and to the extent that in connection therewith, the Building or Project is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the TCCs of this

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-26-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Section 4.6 shall apply to such Reassessment of the Building or Project. Notwithstanding any provision to the contrary contained herein, in no event shall the provisions of this Section 4.6 apply with respect to any change in laws which give rise to an increase in Tax Expenses, including, but not limited to, any change in Proposition 13 as currently enacted.

4.6.1 The Tax Increase. For purposes of this Section 4.6, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to a Reassessment occurring during the initial Lease Term. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Project, the base, shall and core of the Building or the improvements located in the Building; (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; or (iii) is attributable to the annual inflationary increase of real estate taxes under Proposition 13, or (iv) is attributable to any change in laws which give rise to an increase in Tax Expenses, including, but not limited to, any change in Proposition 13 as currently enacted.

4.6.2 Protection. During the initial Lease Term, Tenant shall not be obligated to pay any portion of any Tax Increase attributable to a Reassessment (as contemplated by Section 4.6 above) occurring during the initial Lease Term (the “Protection Period”).

4.6.3 After Protection Period. During any periods after the initial Lease Term when this Lease continues to remain in effect (including, but not limited to, any Option Terms), or in the event of an increase in Tax Expenses not brought about by a Reassessment (as defined in Section 4.6 of this Lease), Tenant shall pay the entirety of any increase in Tax Expenses relating to any such future reassessment or otherwise.

4.6.4 Landlord’s Right to Purchase the Proposition 13 Protection Amount Attributable to a Particular Reassessment. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with a particular Reassessment pursuant to the TCCs of this Section 4.6, shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount.” If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the TCCs of this Section 4.6.3 shall apply to each such Reassessment. Upon Notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time during the Lease Term, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price,” as that term is defined in this Section 4.6.3, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-27-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right to purchase, as set forth in this Section 4.6.4, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of this Section 4.6 shall not apply to any Tax Increase attributable to the Applicable Reassessment. Because Landlord is estimating the Proposition 13 Purchase Price prior to the actual occurrence of the Reassessment, when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Tenant’s Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Rent next due shall be increased by the amount of such overestimation.

4.7 Landlord’s Records. Upon Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable notice and cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is the subject of the audit contemplated herein), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor. Within one hundred eighty (180) days after receipt of a Statement by Tenant (the “Audit Period”), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, (B) shall not already be providing primary accounting and/or lease administration services to Tenant and shall not have provided primary accounting and/or lease administration services to Tenant in the past three (3) years, (C) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit], and (D) shall not be then-providing accounting and/or lease administration services to another tenant in the Building and/or the Project in connection with a review or audit by such other tenant of Direct Expenses), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord’s records with respect to the Statement at Landlord’s corporate offices, provided that (i) Tenant is not then in default under this Lease (beyond the applicable notice and cure periods provided under this Lease), (ii)Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, and (iii) a copy of the audit agreement between Tenant and its particular certified public accounting firm has been delivered to Landlord prior to the commencement of the audit. In connection with such audit, Tenant and Tenant’s certified public accounting firm must agree in advance to follow Landlord’s reasonable rules and procedures regarding an audit of the aforementioned Landlord records, and shall execute a commercially reasonable confidentiality agreement regarding such audit. Any audit report prepared by Tenant’s certified public accounting firm shall be delivered

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-28-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

concurrently to Landlord and Tenant within the Audit Period. Tenant’s failure to audit the amount of Direct Expenses set forth in any Statement within the Audit Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement. If after such audit, Tenant still disputes such Direct Expenses, an audit to determine the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such audit by the Accountant proves that Direct Expenses set forth in the particular Statement were overstated by more than four percent (4%), then the cost of the Accountant and the cost of such audit shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to audit Landlord’s records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.7, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant’s use shall not result in an occupancy density of use of the Premises which (i) is materially greater than that which is typically found in first class office space at the Comparable Buildings, (ii) impacts the Building Systems and the parking facility serving the Building such that the same cannot reasonably support such level of usage, (iii) materially and adversely interferes with the neighboring tenant’s use of the 5010 Building, and (iv) will violate Applicable Laws. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations promulgated by Landlord from time to time (“Rules and Regulations”), the current set of which (as of the date of this Lease) is attached to this Lease as Exhibit D; or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business. Tenant shall not do or permit

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-29-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project of which Landlord has provided copies to Tenant. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs of which Tenant has been provided a copy. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs provided that a copy thereof is delivered with such request.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide, as part of the Building Structure, (i) adequate electrical wiring to subpanel facilities for the Building for Tenant’s connection with a minimum capacity of 3,000 Amps at 277/480 Volts (three (3)-phase, four (4) wire), and (ii) city water and sewer connected to the Premises. Tenant shall be responsible for contracting for “Utilities” (as that term is defined below) services to the Premises. Utilities are currently separately metered to the Building; provided, however, any additional meters requested by Tenant shall be installed at Tenant’s sole cost and expense. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up, HVAC and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Lease Term (collectively, “Utilities”), including, without limitation, (a) meter, use and/or connection fees, hook-up fees, or standby fees, and (b) penalties for discontinued or interrupted service. Tenant shall provide janitorial service to the Premises at its sole cost and expense, provided that any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. All such payments for the Utilities and janitorial shall be excluded from Operating Expenses. Landlord shall not be required to provide any services other than with regard to its maintenance and repair obligation relating to the Building, the Common Areas, and the Project as expressly provided in this Lease.

6.2 Security. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Building. Any such security measures for the benefit of the Premises or the Building shall be provided by Tenant, at Tenant’s sole cost and expense. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Landlord shall cause roving security patrols to patrol the Project at least three (3) times per night.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-30-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

6.3 Interruption of Use. Except as otherwise provided in Section 6.4 or elsewhere in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (e.g., Landlord’s failure to (x) maintain the Building Structure as required by Section 7.2.1, (y) provide adequate electrical wiring to subpanel facilities for the Building (as more particularly contemplated by Section 6.1), and/or (z) provide city water and sewer stubbed to the Premises), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, Emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.4 or elsewhere in the Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Abatement Event. If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease or to otherwise perform an act required by Landlord to avoid such interference, and (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, or (B) the failure of other utilities to be furnished to the Premises, or (C) a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Abatement Event”). If Landlord has not cured such Abatement Event within three (3) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Abatement Event and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Abatement Event within two (2) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date three (3) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant cures such Abatement Event and recommences the use of such portion of the Premises (or as to all of the Premises, if the portion which is untenantable materially impairs Tenant’s ability to conduct business from the Premises and Tenant does not conduct any business from any portion of the Premises). Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for a Abatement Event. Except as provided in this Section 6.4, Section 4 of the Summary, Sections 3.2 and 11 of this Lease and Article 13 of this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-31-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

ARTICLE 7

REPAIRS

7.1 Tenant’s Obligations.

7.1.1 Tenant Repair Obligations. Except as otherwise provided in Articles 11 and 13 of this Lease, Tenant shall, throughout the Lease Term, at its sole cost and expense, (A) keep, maintain, repair and replace as required, the non-structural interior portions of the Premises in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, (B) maintain the Premises in compliance with the “Applicable Laws,” as that term is defined in Article 24 of this Lease, below (provided, however, Tenant shall not be required to make any renovations to the “Building Structure” (as that term is defined in Section 7.2.1 below) that are not otherwise triggered by Tenant’s use or Alterations; provided further, however, any renovations to the Building Structure to be undertaken by Tenant shall require the prior consent of Landlord (which may be withheld in Landlord’s sole and absolute discretion)), and (C) keep and maintain the Premises in good order and condition, and repair, replace and improve every interior non-structural part thereof (items (A)-(C) shall collectively be referred to herein as the, “Tenant’s Repair Obligations”), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (2) interior lighting (including, without limitation, light bulbs and ballasts); (3) the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning (“HVAC”) systems, and all other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”) serving the Premises, including (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (4) all communications systems serving the Premises; (5) all of Tenant’s security systems in or about or serving the Premises; (6) Tenant’s signage; and (7) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment provided, however, in connection with the current Building Systems (including, the current HVAC systems), to the extent they are in existence at the Premises as of the date of this Lease (as opposed to any new systems installed by Tenant or on Tenant’s behalf) the same shall be subject to the warranty provisions of Section 1.1.1 of this Lease. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm reasonably approved by Landlord in writing. Tenant shall have the benefit of all contract warranties available to Landlord regarding the systems, facilities and equipment in the Building.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-32-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

7.1.2 Management Standards. Landlord and Tenant hereby acknowledge that Mr. Jeff Wortley is Tenant’s in-house facilities manager with respect to the Building (the “Facilities Management Representative”). Tenant shall, throughout the Lease Term, cause all future Facilities Management Representatives to continue to maintain materially consistent levels of capability and expertise with the levels of the Facilities Management Representative as of the date of this Lease, and apply such then-current Facilities Management Representative to the Premises as reasonably required to satisfy Tenant’s Repair Obligations.

7.1.2.1 Professional Management. Tenant shall manage and operate the Premises and perform its duties under this Lease in a manner consistent with the standards followed by Landlord and other first-class institutional owners and management companies that are managing Comparable Buildings (the “Management Standard”).

7.1.2.2 Service Agreements. All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems for which Tenant is responsible for repairing and maintaining pursuant to the terms of this Section 7.1, shall be maintained, repaired and replaced by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, and (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service company to perform its maintenance, repair and replacement obligations hereunder with respect to the HVAC systems (which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis), the roof, the building fire/life-safety systems and the electrical and plumbing systems (a “Service Contract”). Tenant shall deliver at the written request of Landlord full and complete copies of all such Service Contracts to Landlord within thirty (30) days of Tenant’s receipt of a request therefor from Landlord. In addition, Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety and elevators (“Preventative Maintenance Records”). Tenant shall deliver, at the written request of Landlord, full and complete copies of all such Service Contracts and/or a copy of the Preventative Maintenance Records to Landlord within thirty (30) days of Tenant’s receipt of written request therefor from Landlord.

7.1.2.3 Pest Control. Tenant shall also be responsible for all pest control within the Premises.

7.1.2.4 Landlord’s Right to Perform Tenant’s Material Repair Obligations. Tenant shall notify Landlord in writing at least thirty (30) days prior to performing any material Tenant’s Repair Obligations, including without limitation, any Tenant’s Repair Obligation which affect the Building Systems or which is reasonably anticipated to cost more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant’s Repair Obligation by delivering notice of such election to Tenant within thirty (30) days following receipt of Tenant’s notice, and Tenant shall pay Landlord the commercially reasonable cost

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-33-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

thereof within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant’s Repair Obligation at Tenant’s sole cost and expense. If Tenant fails to perform any Tenant’s Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the commercially reasonable cost thereof within thirty (30) days after receipt of an invoice therefor.

7.1.3 Meeting Requirements.

7.1.3.1 Maintenance Meetings. At the written request of either Landlord or Tenant (a “MM Request”), each party shall arrange to meet and confer with the other (at a mutually reasonable and convenient time and location), as to the status of the maintenance, repair and other work required to be performed by each party under this Lease (each, a “Maintenance Meeting”); provided, however, in no event shall Landlord or Tenant be required to participate in more than one such Maintenance Meeting in any calendar quarter throughout the Lease Term, unless such a Maintenance Meeting is required in connection with an emergency situation or event.

7.1.3.2 M&R Reports. In connection with, and in advance of, any such Maintenance Meeting, to the extent the requesting party’s MM Request included a request for maintenance and repair reports, documents and back-up materials, the responding party shall promptly deliver any maintenance and repair reports, documents and back-up materials related to the maintenance, repair and other work required to be performed by such party under this Lease, to the extent the same are regularly and customarily generated and maintained by, and in the possession of, Tenant and/or its Facilities Management Representative (collectively, the “M&R Reports”); provided, however, the responding party may also make a prompt written request for such M&R Reports maintained by the requesting party, in which case such request shall also be satisfied prior to the corresponding Maintenance Meeting.

7.1.3.3 Books and Records. Tenant shall maintain complete, detailed and accurate records, books and accounts of all funds disbursed in connection with Tenant’s management and operation of the Premises (excepting salary disbursements internal to Tenant), including all M&R Reports. Tenant agrees to keep all of the aforementioned documents (collectively, the “Books and Records”) safe, available and separable from any record not having to do with the Premises. Tenant shall not dispose of any such Books or Records until the same are at least three (3) years old.

7.1.4 Tenant’s Risk Management Obligations. Tenant shall promptly investigate and make a full timely written report to Landlord as to all alleged accidents known to Tenant and/or all claims for damages relating to the Premises known to Tenant, including any damage or destruction to the Premises. Landlord and Tenant shall notify each other immediately of any threatened or pending condemnation, rezoning or other governmental orders, proceedings or lawsuits involving the Premises.

7.1.5 Tenant’s Responsibilities Upon Termination of Management of the Premises. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall forthwith, upon Landlord’s written request therefor, deliver the following to Landlord, or Landlord’s appointed agent within fifteen (15) days following its receipt of a request therefor from the Landlord (except to the extent that any such item has already been delivered to Landlord).

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-34-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

7.1.5.1 Copies of the Preventative Maintenance Records for the most recent full calendar year.

7.1.5.2 Copies of the Books and Records for the most recent full calendar year and any subsequent partial calendar year.

7.1.5.3 Any third party warranties, guaranties and operating manuals in Tenant’s possession relating to the improvements in the Premises and any Building Systems being maintained by Tenant (copies thereof where reasonably acceptable).

7.1.5.4 All keys related to the telephone closets, janitorial closets, electrical closets, storage rooms, storage areas, rooftop access points, and all other areas which for which Tenant has restricted access.

The obligation of Tenant to deliver the foregoing shall survive the expiration or earlier termination of the Lease.

7.2 Landlord’s Obligations.

7.2.1 Landlord Repair Obligations. Subject to the provisions of Article 11 and Article 13 hereof, Landlord, at its own cost and expense (but subject to its ability to pass the cost of the Landlord Repair Obligations through to the Tenant as part of Operating Expenses to the extent permitted by the terms of Section 4.2.4 of this Lease), agrees to repair and maintain (the “Landlord Repair Obligations”) only (i) the structural portions of the floor and roof (specifically excluding the floor covering and roof membrane or coverings), (ii) the foundation of the Building, and (iii) the load bearing and exterior walls of the Building (i.e., the painting, sealing, patching and waterproofing of such walls and window systems therein) (collectively, the “Building Structure”). Notwithstanding any provision in this Section 7.2.1 to the contrary, any damage to the portions of the Project that Landlord is required to repair under this Section 7.2.1 arising from the negligence or willful misconduct of Tenant or any “Tenant Parties,” as that term is defined in Section 10.1 below, shall be repaired by Landlord, and Tenant shall pay Landlord the cost thereof, including any actual out-of-pocket costs or expenses arising from Landlord’s involvement with such repairs and replacements, within thirty (30) days after receipt of an invoice therefor. Subject to the other terms and conditions herein, Landlord may, but shall not be required to, enter the Premises upon prior notice to Tenant, to make such repairs, alterations, improvements or additions to the Premises or to any equipment located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. In connection with the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference to the conduct of Tenant’s business.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-35-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

7.2.2 Tenant’s Self-Help Rights. Notwithstanding any provision to the contrary set forth in this Article 7, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord’s obligation to perform under Section 7.2.1 above, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after receipt of such notice (but in no event later than thirty (30) days after receipt of such notice except in cases where there is an immediate threat of material and substantial property damage or immediate threat of bodily injury, in which case such shorter period of time as is reasonable under the circumstances), then Tenant may, at its option, proceed to undertake such repairs, maintenance and/or work upon delivery of an additional five (5) business days’ notice to Landlord that Tenant is taking such required action. Notwithstanding any provision to the contrary contained herein, the initial thirty (30) day notice and subsequent five (5) business day notice shall not be required in the event of an “Emergency” (as that term is defined below), and in such case, Tenant shall deliver to Landlord written notice, and in the event Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after receipt of such notice (but in any event not later than two (2) business days following Landlord’s receipt of such notice), then Tenant may proceed to take the required action. If such repairs, maintenance and/or work were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord within the time periods identified above (the “Outside Repair Period”), then Tenant shall be entitled to reimbursement by Landlord of Tenant’s actual, reasonable, and documented costs and expenses in performing such maintenance, repairs and/or work. Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of Tenant’s invoice of such costs and expenses; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant prior to the expiration of the Outside Repair Period described above, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such thirty (30)-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement, but Tenant, as its sole remedy, may proceed to claim a default by Landlord. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Building Structure or any common areas of the Project or other areas outside the Building and/or the exterior appearance of the Building or Project (or any portion thereof), Tenant shall use only those unrelated third party contractors used by Landlord in the Building or Project for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class buildings in the Comparable Area. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs. For purposes of this Section 7.2.2, an “Emergency” shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Building Systems, Building Structure, Improvements, or Alterations, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant’s business operations.

7.3 Waiver. Subject to the express terms of Section 7.2.2 of this Lease above, Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-36-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building, (ii) adversely affect the value of the Premises or Building, (iii) require a building or construction permit, or (iv) cost more than Fifty Thousand and 00/100 Dollars ($50,000.00) for a particular job of work (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and any removal and/or restoration obligations required to be performed pursuant to the TCCs of Section 8.5 of this Lease. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy of such permit to Landlord prior to the commencement of the work, and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. Since all or a portion of the Project is or may become in the future certified under the U.S. Green Building Council’s Leadership in

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-37-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Energy and Environmental Design (“LEED”) rating system (or other applicable certification standard) (all in Landlord’s sole and absolute discretion), Tenant expressly acknowledges and agrees that without limitation as to other grounds for Landlord withholding its consent to any proposed Alteration, Landlord shall have the right to withhold its consent to any proposed Alteration in the event that such Alteration is not compatible with such certification or recertification of the Project under such LEED rating system (or other applicable certification standard). The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises is located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and as a condition precedent to the enforceability and validity of Landlord’s consent, Tenant shall deliver to the management office for the Project a reproducible copy of the “as built” and CAD drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to four percent (4%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.5 Landlord’s Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises (excluding Tenant’s removable trade fixtures, furniture or non-affixed office equipment), from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) the “Improvements” (as that term is defined in Section 2.1 of the Work Letter) to be constructed in the Premises pursuant to the TCCs of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. Furthermore, Landlord may, by

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-38-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements in the Premises (including, without limitation, the Improvements), and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard improved condition as determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations or Cosmetic Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations or Cosmetic Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord’s receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or Cosmetic Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and/or to return the affected portion of the Premises to a building standard improved condition as determined by Landlord, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, and/or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Notwithstanding the foregoing, Tenant shall not be responsible for the removal of any liens or other encumbrances arising solely out of any failure by Landlord to fund the Improvement Allowance as and when required pursuant to the Work Letter so long as Tenant has complied with all material terms of the Work Letter. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon written demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-39-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Except to the extent arising from the negligence or willful misconduct of the Landlord or the “Landlord Parties” (as that term is defined below), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person, in, on or about the Project (collectively, “Tenant Parties”); (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and reasonable attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-40-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with Landlord’s insurance company requirements pertaining to the use of the Premises of which Tenant has received a copy. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1 Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Project and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence

Personal Injury and Advertising Liability	$5,000,000 each occurrence

Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00

10.3.2 Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-41-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

by, for, or at the expense of Tenant, (ii) the Improvements, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. l. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates).

10.3.2.1 Increase in Project’s Property Insurance. Tenant shall pay for any increase in the premiums for the property insurance of the Project if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

10.3.2.2 Property Damage. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures, Improvements, Original Improvements and Alterations.

10.3.2.3 No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.2.4 Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective “all risk” property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all subtenants and licensees of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.2.4 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) arising out of, resulting from, or relating to, such failure.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-42-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

10.3.3 Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.3.5 Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X (or to the extent AM Best ratings are no longer available, then a similar rating from another comparable rating agency), or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.5), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless ten (10) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver certificates of such policies and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but only to the extent that increased or additional coverages are then customarily being required by landlords of Comparable Buildings.

10.6 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor’s certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”). All such insurance shall (a) name Landlord as an additional insured under such

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-43-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. If the Base Building or any Common Areas serving or providing access to the Premises shall be damaged by a fire or any other casualty (collectively, a “Casualty”), Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Tenant shall promptly notify Landlord upon the occurrence of any damage to the Premises resulting from a Casualty, and Tenant shall promptly inform its insurance carrier of any such damage. Upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and the Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the Casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises is not occupied by Tenant as a result thereof, then during the time and to the extent the Premises is unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-44-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty, whether or not the Premises is affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term (unless Tenant has an unexpired option to extend the term of this Lease and Tenant irrevocably exercises such option pursuant to the terms of Section 2.3.3 of this Lease, but in no event later than sixty (60) days following the date such damage occurs); or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within the period of time originally estimated by Landlord, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-45-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by Casualty was not caused by the gross negligence or willful misconduct of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease (beyond the applicable notice and cure periods); (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-46-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If any portion of the Premises is taken such that Tenant’s use thereof is materially impaired, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. No taking of a portion of the Building (not including the Premises), no taking of another building within the Project, no taking of Project common area and no taking of Building common area shall permit Tenant to terminate this Lease, unless Tenant is thereby prevented for a period of in excess of one hundred eighty days (180) from obtaining reasonable access to the Premises or the use of substantially all of its parking spaces. If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease so long as all leases in the Building are terminated. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord (which, as more particularly set forth in Section 14.2, below, shall not be unreasonably withheld, conditioned, or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-47-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-48-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof and whose particular department/group thereof is not a tenant in any other building or project owned by Landlord;

14.2.4 Intentionally omitted;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the 5010 Building or a future building which may be located adjacent to the Building or otherwise in the general vicinity of the Building (the “5000 Building”), or would give an occupant of the 5010 Building or the 5000 Building a right to cancel its lease, which potential violation or right to cancel has been previously disclosed in writing to Tenant;

14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7 Only in the event the 5010 Building is not fully leased at the time Tenant requests Landlord’s consent to the particular Transfer, either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the 5010 Building or the 5000 Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease a comparable amount of space in the 5010 Building or the 5000 Building at such time for a comparable term.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-49-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.; provided, however, that Tenant shall not be required to pay to Landlord any Transfer Premium until such time as Tenant has recovered from payments or other consideration made by the Transferee in consideration of the Transfer all applicable “Transfer Costs,” as that term is defined in this Section 14.3. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any attorneys’ fees incurred by Tenant in connection with the Transfer, (v) any lease takeover costs incurred by Tenant in connection with the Transfer, (vi) any costs of advertising the space which is the subject of the Transfer, (vii) any review and processing fees paid to Landlord in connection with such Transfer, and (viii) the amount of Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (A) the date Tenant contracts with a reputable broker to market the Subject Space and notifies the Landlord in writing of such contract (or commences negotiations with the Transferee), and (B) the date Tenant vacates the Subject Space, and ending on the day immediately preceding the first (1st) day of the term pertaining to the Transfer (the forgoing items (i) through (viii) are, collectively, the “Transfer Costs”); provided, however, Tenant shall be entitled to first recapture all of such Transfer Costs before distributing to Landlord its fifty percent (50%) interest in the Transfer Premium. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice in which Tenant proposes to assign the Lease or sublease all (or substantially all) of the Premises for the remainder of the Lease Term, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-50-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to Transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Intentionally Omitted.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, beyond the applicable notice and cure period, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default, beyond the applicable notice and cure period, hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-51-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Original Tenant on the date of this Lease, (v) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity. No Transfer Premium shall be payable in connection with a transfer to a Permitted Transferee.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease,

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-52-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, broom clean and as improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, in addition to Tenant’s obligations under Section 29.32, below, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, server and telephone equipment, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Except as otherwise permitted by Applicable Laws, in no event shall Tenant be obligated to remove any then-existing “Lines” (as that term is defined in Section 29.32 of this Lease) existing as of the expiration or earlier termination of this Lease; provided, however, Tenant shall be obligated to (i) repair any damage to the Premises caused by Tenant’s moving out of the Premises (including, the removal of Tenant’s personal property therefrom) and return, restore and patch holes in the interior walls of the Building which are larger than one-quarter inch ( 1/4”) in diameter to a building standard improved condition as determined by Landlord (i.e., clean up the impacted areas without having to build-out brand new improvements for potential future tenants), (ii) cause all lights located within the Premises and otherwise serving the Premises to be in good working order condition and repair, and (iii) cause all HVAC systems and equipment located within the Premises and otherwise serving the Premises to be in good working order, condition and repair (as well as in the condition required pursuant to Article 7 of this Lease). Notwithstanding any provision to the contrary contained in the Lease, in no event shall the Tenant be obligated to paint any surfaces within the Premises prior to the expiration or earlier termination of this Lease (including, but not limited to the performing of any “touch-up” painting).

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case the Base Rent shall be payable at a monthly rate equal to the product of (A) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (B) a percentage equal to one hundred fifty percent (150%). Such month-to-month tenancy shall be

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-53-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom (collectively, the “Holdover Lost Profits”); provided, however, upon entering into a third party lease which affects all or any portion of the Premises, Landlord shall deliver written notice (the “New Lease Notice”) of such lease to Tenant and the terms of the foregoing indemnity shall not be effective until the later of (i) the date that occurs thirty (30) days following the date Landlord delivers such New Lease Notice to Tenant, and (ii) the date which occurs thirty (30) days after the termination or expiration of this Lease; provided further, however, in no event shall Tenant’s liability for the Holdover Lost Profits exceed an amount equal to product of (x) twelve (12), and (y) the Rent applicable during the last rental period of the Lease Term under this Lease. Notwithstanding any provision to the contrary contained herein, to the extent Tenant delivers, on or before the date which is six (6) months prior to the scheduled Lease Expiration Date, written notice to Landlord (the “Permitted Holdover Notice”) setting forth Tenant’s requirement for a limited holdover of no more than three (3) months (such applicable period being referred to herein as the “Permitted Holdover Period”), (A) Tenant shall have no obligation for the duration of such Permitted Holdover Period to protect, defend, indemnify and hold Landlord harmless from any loss, costs and liability resulting from Tenant’s failure to surrender the Premises upon the termination or expiration of this Lease, (B) Tenant shall not be liable to Landlord for the payment or reimbursement of any legal fees incurred by Landlord in connection with Tenant’s holdover in the Premises during the Permitted Holdover Period, and (C) Base Rent during such Permitted Holdover Period shall be payable at a monthly rate equal to the product of (x) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (y) a percentage equal to one hundred ten percent (110%). All of the obligations under this Article 16 shall apply following the expiration or earlier termination of the Permitted Holdover Period including, but not limited to, Tenant’s obligation to protect, defend, indemnify and hold Landlord harmless from any loss, costs (including reasonable attorneys’ fees) and liability resulting from Tenant’s failure to surrender the Premises upon the termination or expiration of this Lease.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-54-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord agrees that it shall execute a commercially reasonable nondisclosure agreement agreeing to keep any confidential materials provided by Tenant in connection with the foregoing confidential if so requested by Tenant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Notwithstanding any provision to the contrary contained herein, if Landlord requests Tenant to execute more than two (2) estoppel certificates during the first (1st) five years of the Lease Term, the second (2nd) five (5) years of the Lease Term or any such subsequent five (5) year period of the Lease Term (and Tenant has, at the time Landlord makes a request for Tenant to execute a third (3rd) estoppel in the particular five (5) year period, previously executed and delivered to Landlord the prior two (2) estoppel certificates in such five (5) year period in accordance with the terms of this Article 17 of the Lease), then Landlord shall, within thirty (30) days following its receipt of a request from Tenant (which request shall be accompanied by reasonably acceptable back-up documentation), but in any event after Tenant has executed such third (3rd) or subsequent estoppel certificate, reimburse Tenant for its actual, reasonable, out-of-pocket costs incurred by Tenant in reviewing such third (3rd) estoppel certificate and all subsequent estoppel certificates requested in the particular five (5) year period; provided, however, in no event shall the amount of such review fees exceed One Thousand and 00/100 Dollars ($1,000.00) per estoppel.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the “Nondisturbance Agreement”) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms of this Article 18 with respect thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-55-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-56-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment of the Premises pursuant to California Civil Code Section 1951.3; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5 or 14 of this Lease where such failure continues for more than five (5) business days after written notice from Landlord;

19.1.6 The failure by Tenant to observe or perform according to the provisions of Articles 17 or 18 of this Lease where such failure continues for more than two (2) business days after written notice from Landlord; or

19.1.7 Tenant’s failure to occupy the Premises within forty-five (45) days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-57-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of written notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Intentionally Omitted.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-58-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

SPRINGING LETTER OF CREDIT

21.1 Delivery of Springing Letter of Credit. In the event the “L-C Delivery Condition” (as that term is defined in Section 21.3.1 below) is so triggered, Tenant shall, within ten (10) business days after the date such L-C Delivery Condition is so triggered (the “L-C Delivery Date”), deliver to Landlord an unconditional, clean, irrevocable letter of credit (the “L-C”) in an amount equal to the “L-C Amount” (as that term is set forth in Section 21.3.1 below), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a San Diego County office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-59-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit H, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s written notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-60-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) business days of billing.

21.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.1(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant acknowledges and agrees that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-61-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

21.3 L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

21.3.1 L-C Delivery Condition/L-C Amount. As of the date of this Lease, the Tenant shall have no initial obligation to deliver an L-C to Landlord. Notwithstanding any provision to the contrary contained in this Lease, if, at any time following the date of this Lease, either (A) Tenant’s “Cash on Hand” (as that term is defined below) is less than Fifty Million and 00/100 Dollars ($50,000,000.00), or (B) Tenant’s “EBITDA” (as that term is defined below) is less than Fifteen Million and 00/100 Dollars ($15,000,000.00), or (C) Tenant’s “Market Capitalization” (as that term is defined below) falls below Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) (the occurrence of either items (A) or (B) or (C) shall be referred to herein as the “L-C Delivery Condition”), Tenant shall, within ten (10) days following the occurrence of such L-C Delivery Condition, deliver an L-C to Landlord in the L-C Amount without any requirement upon Landlord to first deliver written notice to Tenant stating that the L-C Delivery Condition has been triggered. The “L-C Amount” shall be equal to the sum of twelve (12) times the then-current Monthly Installment of Base Rent applicable to the Premises (i.e., it shall be increased such that the L-C Amount at all times equals the then-applicable Monthly Installment of Base Rent attributable to the entire, then-existing Premises). For purposes hereof, the term “Cash on Hand,” shall mean the total cash then-immediately available to Tenant (e.g., the total amount of cash Tenant has in its bank accounts as well as any cash stored at the Premises), cash equivalents, marketable securities and promissory notes receivable. For purposes hereof “EBITDA,” shall mean earnings (which shall include royalty income) before interest, taxes, depreciation and amortization on a non-GAAP basis. For purposes hereof, “Market Capitalization” shall mean the product of (A) the number of outstanding shares of Tenant, and (B) the average share price during the last thirty (30) days of the applicable financial quarter. When reviewing whether or not the foregoing L-C Delivery Condition has been triggered, Landlord shall review Tenant’s Cash on Hand, EBITDA and Market Capitalization on a trailing twelve (12) month basis (as determined at the end of each applicable financial quarter under review). If, following the date Tenant delivers an L-C to Landlord pursuant to the foregoing, all of the following: (A) Tenant’s Cash on Hand is greater than or equal to Fifty Million and 00/100 Dollars ($50,000,000.00) on a trailing twelve (12) month basis (as determined at the end of each applicable financial quarter under review), (B) Tenant’s EBITDA is greater than or equal to Fifteen Million and 00/100 Dollars ($15,000,000.00) on a trailing twelve (12) month basis (as determined at the end of each applicable financial quarter under review), and (C) Tenant’s Market Capitalization is greater than or equal to Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) on a trailing twelve (12) month basis (as determined at the end of each applicable financial quarter under review), then Tenant shall have the right to cause the L-C Amount to be reduced to an amount equal to Zero and 00/100 Dollars ($0.00), and Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s) of the L-C as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the applicable L-C Amount. Notwithstanding the foregoing, if the L-C Amount has been so reduced pursuant to the terms of the foregoing sentence, but Tenant thereafter triggers the L-C Delivery Condition, the L-C Amount shall immediately be recalculated and the L-C reissued in the then-applicable L-C Amount (as set forth in this Section 21.3.1 above) within ten (10) business days following its receipt of a written notice from Landlord (the “Reestablishment Notice”). As long as (i) the Tenant remains publicly traded, (ii) Tenant’s financial statements

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-62-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

are published online on a quarterly and annual basis and are readily accessible by Landlord on the internet, as submitted to the applicable reporting/governmental agency, and (iii) the calculations of Cash on Hand, EBITDA and Market Capitalization as required by this Article 21 are set forth on such online statements on a quarterly and annual basis pursuant to each of the definitions thereof set forth in this Article 21 (the foregoing items (i), (ii) and (iii) shall collectively be referred to as the “Readily Available Conditions”), Tenant shall not be required to deliver any quarterly financial statements to the Landlord; provided, however, in the event the L-C Delivery Condition is triggered, Tenant shall automatically (i.e., without the need for Landlord to first make a written request) submit to Landlord, within thirty (30) days following the end of each calendar quarter occurring during the period when the L-C Delivery Condition is triggered and continues to remain triggered, Tenant’s unaudited financial statements, together with the calculation of its Cash on Hand, EBITDA and Market Capitalization; provided further, however, if any of the Readily Available Conditions are no longer satisfied, Tenant shall automatically (i.e., without the need for Landlord to first make a written request) submit to Landlord within thirty (30) days following the end of each calendar quarter occurring during the period ending on the Lease Expiration Date, Tenant’s unaudited financial statements, together with the calculation of its Cash on Hand, EBITDA and Market Capitalization. Likewise, unless the L-C Condition is triggered or any of the Readily Available Conditions are not satisfied (in which case Tenant shall be obligated to submit to Landlord, within sixty (60) days following the end of each calendar year during the Lease Term, Tenant’s audited financial statements, together with its calculation of its Cash on Hand, EBITDA and Market Capitalization), Tenant shall not be obligated to deliver any annual financial statements to the Landlord. If Tenant fails to provide any financial statements and calculations which it is required to provide pursuant to the terms hereof within five (5) business days following its receipt of notification from Landlord that the same was not received within such thirty (30) days following the end of each calendar quarter or sixty (60) days following the end of each calendar year, as the case may be, then Tenant shall be deemed to have failed to have maintained the L-C Delivery Condition, and the corresponding Reestablishment Notice shall be deemed to have been delivered by Landlord to Tenant as of the expiration of such five (5) business day period and Tenant shall be obligated to again deliver an L-C to Landlord in the initial L-C Amount (as set forth in this Section 21.3.1 above). Notwithstanding any provision to the contrary set forth in this Section 21.3.1, in no event shall the L-C Amount be reduced during any period in which Tenant is in economic or material non-economic default under this Lease (after any applicable notice and cure period), but such decrease shall take place retroactively after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant.

21.3.2 In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.3.3 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-63-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

of credit to be in effect and delivered to Landlord, as applicable, not later than fifteen (15) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.3 of this Lease, and the L-C Delivery Condition has been triggered (or otherwise continues in effect), then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under Section 21.3.3 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-64-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

21.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

21.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

21.7.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

21.7.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-65-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

21.8 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.2 Tenant’s Signage. Tenant shall be entitled to install the following signage in connection with Tenant’s lease of the Premises (collectively, the “Tenant’s Signage”):

(a) Exclusive Building-top signage consisting of two (2) building-top signs identifying Tenant’s name or logo located in two (2) different elevation locations on the top of the Building; and

(b) Tenant shall be entitled to install one (1) slot on the currently-existing monument sign serving the Project.

23.2.1 Tenant’s Signage Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.2.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage shall be subject to Landlord’s approval,

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-66-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of signage permitted by that certain Sorrento Gateway Sign Plan dated October 14, 1998, prepared by Graphic Solutions for Kilroy Realty. For purposes of this Section 23.2, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Laws and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining TCCs of this Lease shall be unaffected. Moreover, Landlord shall have the right (i) with respect to Tenant’s monument signage, to position or prioritize Tenant’s name in any position on the monument as it shall determine in its sole discretion, from time to time, (ii) design and organize such monument signage (and the materials, design, script size, type face, colors and all other characteristics thereof) in such manner as it shall determine in its sole discretion, (iii) place such other names, business names, trade names or affiliate names representing such other tenants as it shall determine in its sole discretion, (iv) make such modifications to such monument signage as it shall desire from time to time, and (v) place thereon the name of (and/or other identifying information for) the Building and/or Project as Landlord shall determine in its sole discretion. With respect to Tenant’s monument signage, Landlord and Tenant also expressly acknowledge and agree that to the extent Landlord elects, in Landlord’s sole and absolute discretion, to install a new monument sign to serve the Building or otherwise installs a monument sign to replace that which currently exists as of the date of this Lease, Landlord may, in Landlord’s sole and absolute discretion, elect to move Tenant to such new monument sign or replacement monument sign such that Tenant shall continue to have at least one (1) signage strip on a monument sign located within the Project during the Lease Term that is not materially smaller or in a materially worse location than the previously existing monument sign.

23.2.2 Objectionable Name. In no event shall Tenant’s Signage include, identify or otherwise refer to a name and/or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building (an “Objectionable Name”). The parties hereby agree that the name “Accelrys” or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

23.2.3 Termination of Right to Tenant’s Signage. The rights contained in this Section 23.2 may only be exercised by the Original Tenant or any of its Permitted Transferee Assignees (and not any other assignee, sublessee or transferee of Tenant’s interest in this Lease) if the Original Tenant or its Permitted Transferee is in occupancy of no less than 45,000 rentable square feet of space; provided, however, following Landlord’s receipt of a request from Tenant with respect to an assignee or sublessee approved by Landlord pursuant to Article 14 of this Lease using some or all of the signage rights contained herein (which request shall include a detailed description of the proposed signage), Landlord shall not unreasonably withhold its consent to allowing the particular assignee or sublessee of Tenant’s interest in this Lease to avail themselves of the requested rights contained in this Section 23.2 (subject to all of the TCCs of this Section 23.2).

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-67-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

23.2.4 Cost and Maintenance of Tenant’s Signage. The costs of the actual sign comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant, at Tenant’s sole cost and expense. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall cause such repairs and/or maintenance to be performed, and Tenant shall pay Landlord upon written demand the cost of the same as Additional Rent. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the area in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the installation of such Tenant’s Signage. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The TCCs of this Section 23.2.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) the Alterations or the Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant’s receipt of written notice from Landlord that the same was not received when

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-68-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during standard business hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises, with a Tenant escort, to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-69-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

contained in this Article 27, Landlord may enter the Premises at any time to (A) with a Tenant escort, perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have an entry key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises and no prior notice or escort shall be required. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall be entitled to utilize commencing on the Lease Commencement Date and continuing for the duration of the Lease Term, the amount of unreserved parking spaces set forth in Section 9 of the Summary, which parking spaces shall pertain to the Project parking facility.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-70-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Tenant’s unreserved parking spaces shall be without charge for the entire Lease Term as may be extended (excepting only any parking taxes or other charges imposed by governmental authorities in connection with the use of such parking [as more particularly contemplated below]). In lieu of an equal number of unreserved parking spaces, the Tenant shall have the right to reserve and mark up to a total of twenty-three (23) of such unreserved parking spaces as reserved visitor parking spaces (the “Reserved Visitor Parking Right”), provided that the Reserved Visitor Parking Right must be exercised by Tenant, if at all, pursuant to a written notice to Landlord expressing Tenants’ desire to exercise said Reserved Visitor Parking Right. The location of the reserved visitor parking spaces shall be designed by Tenant from the shaded parking spaces identified on Exhibit A-2 attached to this Lease, and the signage and any markings applicable thereto shall be subject to Landlord’s prior approval (not to be unreasonably withheld). Upon the expiration or earlier termination of this Lease or upon the date upon which Tenant wishes to no longer have the then-existing reserved visitor parking spaces designated as such, such reserved visitor parking spaces shall, at Tenant’s sole cost and expense, be returned to unreserved parking spaces (i.e., the current condition of those spaces as of the date of this Lease). In addition to any fees that may be charged to Tenant in connection with its parking of automobiles in the Project parking facilities, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking spaces by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease (beyond the applicable notice and cure periods). Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, in connection therewith, Landlord shall use commercially reasonable efforts to ensure that Tenant’s number, location and access to the Project parking facilities is not materially impaired and provide alternative parking if necessary. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-71-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises is temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor; provided that Landlord shall reimburse Tenant on demand for all reasonable costs and expenses incurred in connection therewith, including without limitation, reasonable attorneys’ fees. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, so long as such transferee expressly agrees in writing to assume Landlord’s obligations hereunder, Landlord shall automatically be released from all liability under this Lease arising or accruing after the date of such assignment and assumption and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording or Publication. Except as required by law (including, but not limited to, a valid order of a court or other governmental body or as otherwise required by law, or the requirements of the Securities and Exchange Commission (SEC) which apply to Tenant), neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded or otherwise published by Tenant or by anyone acting through, under or on behalf of Tenant.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-72-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the physical condition of the Building, the Project, the land upon which the Building or the Project are located, or the Premises, or the expenses of operation of the Premises, the Building or the Project, or any other matter or thing affecting or related to the Premises, except as herein expressly set forth in the provisions of this Lease.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the equity interest of Landlord in the Project (i.e., subject to any outstanding liens and/or mortgages against the Project). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-73-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally. Any such Notice shall be delivered (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-74-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 11 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. If Tenant is notified in writing of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.

29.19 Joint and Several. If there is more than one Tenant or Landlord, the obligations imposed upon Tenant or Landlord, as applicable, under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after Landlord’s written request, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon written demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-75-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except as required by law (including, but not limited to, a valid order of a court or other governmental body or as otherwise required by law, or the requirements of the Securities and Exchange Commission (SEC) which apply to Tenant), Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-76-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. Landlord shall use commercially reasonable efforts to have all such work performed on a continuous basis, and once started, to be completed with reasonable expedition, with such work being organized and conducted in a manner which will minimize any interference to Tenant’s business operations in, or access to, the Premises, the Project parking facilities and the Common Areas

29.31 No Violation. Each of Tenant and Landlord hereby warrant and represent that neither its execution of nor performance under this Lease shall cause either party to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and each party shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from such party’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-77-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition. Except as otherwise provided by the immediately preceding sentence, Tenant shall not be required to remove any existing or new Lines at the expiration or earlier termination of the Lease.

29.33 Hazardous Substances.

29.33.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws“ shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-78-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

29.33.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.33.3 Tenant Hazardous Materials. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises, and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other Environmental Laws. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with any Environmental Law. On or before the Lease Commencement Date and on each annual anniversary of the Commencement Date thereafter, as well as at any other time following Tenant’s receipt of a reasonable request from Landlord, Tenant agrees to deliver to Landlord a list of all Hazardous Materials anticipated to be used by Tenant in the Premises and the quantities thereof. At any time following Tenant’s receipt of a request from Landlord, Tenant shall promptly complete a “hazardous materials questionnaire” using the form then-provided by Landlord. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, and/or the Project or any portion thereof by Tenant and/or any Tenant Parties (such obligation to survive the expiration or sooner termination of this Lease). Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by any third parties not under Tenant’s control.

29.33.4 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-79-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.33.5 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or knowingly permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

29.34 Development of the Project.

29.34.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon written demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.34.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.34.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Notwithstanding any provision to the contrary contained herein, in no event shall Tenant be responsible for the payment (via Operating Expenses or otherwise) of amounts incurred in connection with the redevelopment of improvements at the Project.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-80-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

29.35 Water Sensors. Tenant shall, at Tenant’s sole cost and expense, be responsible for promptly installing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”); provided, however, the Landlord shall, at Landlord’s sole cost and expense, cause the installation of the initial Water Sensors as part of its performance of the “Landlord Work” (as that term is defined in Section 1.2 of the Work Letter) pursuant to the terms of Section 1.2 of the Work Letter; provided further, however, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors installed by it, nor an obligation to respond to any alerts it may receive from the Water Sensors installed by the Landlord or which may be generated from the Water Sensors installed by the Landlord. Future Water Sensors shall be installed in any areas in the Premises where water is utilized (such as sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains), and in locations that may be designated from time to time by Landlord (the “Sensor Areas”). In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord’s sole and absolute discretion. With respect to the installation of any such Water Sensors, Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably designated by Landlord, and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant’s sole cost and expense, pursuant to Section 7.1 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions of Section 7.1 of this Lease. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Landlord reserves the right to require Tenant, at Tenant’s sole cost and expense, to remove all Water Sensors installed by Tenant, and repair any damage caused by such removal; provided, however, if the Landlord does not require the Tenant to remove the Water Sensors as contemplated by the foregoing, then Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the water sensors shall be unblocked and ready for use by a third-party). If Tenant is required to remove the Water Sensors pursuant to the foregoing and Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Water Sensors, Landlord may do so and may charge the cost thereof to Tenant.

29.36 LEED Certification. Landlord may, in Landlord’s sole and absolute discretion, elect to apply to obtain or maintain a LEED certification for the Project (or portion thereof), or other applicable certification in connection with Landlord’s sustainability practices for the Project (as such sustainability practices are to be determined by Landlord, in its sole and absolute discretion, from time to time). In the event that Landlord elects to pursue such an aforementioned certification, Tenant shall, at Tenant’s sole cost and expense, promptly cooperate with the Landlord’s efforts in connection therewith and provide Landlord with any documentation it may need in order to obtain or maintain the aforementioned certification (which cooperation may include, but shall not be limited to, Tenant complying with certain standards pertaining to the purchase of materials used in connection with any Alterations or improvements

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-81-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

undertaken by the Tenant in the Project, the sharing of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Project with Landlord, and the sharing of Tenant’s billing information pertaining to trash removal and recycling related to Tenant’s operations in the Project).

29.37 Utility Billing Information. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord’s sole and absolute discretion), Tenant shall promptly, upon Landlord’s written request, provide Landlord with a copy of each and every invoice for those items from the applicable provider.

29.38 Green Cleaning/Recycling. To the extent a “green cleaning program” and/or a recycling program is implemented by Landlord in the Building and/or Project in order to comply with Applicable Laws or otherwise, Tenant shall, at Tenant’s sole cost and expense, comply with the provisions of each of the foregoing programs (e.g., Tenant shall separate waste appropriately so that it can be efficiently processed by Landlord’s particular recycling contractors). To the extent Tenant fails to comply with any of Landlord’s recycling programs contemplated by the foregoing, Tenant shall be required to pay any contamination charges related to such non-compliance.

29.39 Arbitration.

29.39.1 General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the provisions of this Section 29.39 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any defaults by Landlord or Tenant, except for (i) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, (ii) all claims by either party arising from the determination of Market Rent, and (iii) claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of San Diego County, California, the decision of which court shall be subject to appeal pursuant to Applicable Laws. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 29.39 and all attempts to circumvent the terms and conditions of this Section 29.39 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Tenant default or Landlord default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-82-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

accompanied by a good faith Notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Section 29.39.

29.39.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Section 29.39 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends Notice (the “Arbitration Notice”) of a written demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges who, to the extent available, have had extensive experience in handling real estate commercial lease transactions as practitioners and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.

29.39.3 Arbitration Procedure.

29.39.3.1 Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

29.39.3.2 The Decision. The arbitration shall be conducted in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of this Lease. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief (an “Arbitration Award”) that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the terms and conditions of this

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-83-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Lease. The Arbitrator shall award costs, including without limitation attorneys’ fees, and expert and witness costs, to the prevailing party as defined in California Code of Civil Procedure Section 1032 (“Prevailing Party”), if any, as determined by the Arbitrator in his discretion. The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

29.40 Rooftop Rights. Provided that Tenant remains in occupancy of the entire Premises, then in accordance with, and subject to, (A) reasonable construction rules and regulations promulgated by Landlord, (B) the Building standards therefor, and (C) the TCCs set forth in Article 8 of this Lease and this Section 29.40, Tenant may install, repair, maintain and use, at Tenant’s sole cost and expense, but without the payment of any Base Rent or similar fee or charge, commercially reasonably sized satellite dish(es) on the roof of the Building for the receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) servicing the business conducted by Tenant from within the Premises so long as a commercially reasonable amount of space on the roof continues to remain available for Landlord’s use (including, but not limited, its repair and maintenance activities, installation of cell towers and other similar fixtures and equipment) (such satellite is defined as the “Rooftop Equipment”). Tenant shall be solely responsible for any and all costs incurred or arising in connection with the Rooftop Equipment, including but not limited to costs of electricity and insurance related to the Rooftop Equipment. Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Rooftop Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Rooftop Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. The physical appearance and the size of the Rooftop Equipment shall be subject to Landlord’s reasonable approval, the location of any such Rooftop Equipment shall be mutually agreed upon by Landlord and Tenant and Landlord may require Tenant to install screening around such Rooftop Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall service, maintain and repair such Rooftop Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Rooftop Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Rooftop Equipment. Tenant’s rights under this Section 29.40 shall terminate and shall be of no further force or effect upon the expiration or earlier termination of this Lease. Prior to the expiration or earlier termination of this Lease, Tenant shall, as promptly as possible but in no event more than fifteen (15) days thereafter, remove and restore the affected portion of the rooftop, the Building and the Premises to the condition the rooftop, the Building and the Premises would have been in had no such Rooftop Equipment been installed (reasonable wear and tear excepted). Such Rooftop Equipment shall be installed pursuant to plans and specifications approved by Landlord (specifically including, without limitation, all mounting and waterproofing details), which approval will not be unreasonably withheld, conditioned, or delayed. Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for any damage arising in connection with Tenant’s installation, use, maintenance and/or repair of such Rooftop Equipment, including, without limitation, any damage to a portion of the roof or roof membrane

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and any penetrations to the roof. Landlord and Tenant hereby acknowledge and agree that Landlord shall have no liability in connection with Tenant’s use, maintenance and/or repair of such Rooftop Equipment. Such Rooftop Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. Tenant shall not be entitled to license its Rooftop Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Rooftop Equipment by a third party. Tenant’s right to install such Rooftop Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any portion of the rooftop of the Building, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant’s Rooftop Equipment. Notwithstanding any provision to the contrary contained in this Section 29.40, in no event shall Tenant access the roof of the Building without being accompanied by Landlord’s escort.

29.41 Emergency Generator License. Provided that Tenant is not in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods), then in accordance with, and subject to, (A) reasonable construction rules and regulations promulgated by Landlord, (B) the applicable Building standards therefor, and (C) the terms and conditions of this Section 29.41 and Article 8 of this Lease (in the event a provision of Article 8 conflicts with a provision of this Section 29.41, this Section 29.41 shall prevail and control over the conflicting provision of Article 8), Tenant shall have the right to use, install and maintain, at Tenant’s sole cost and expense, one (1) emergency generator and reasonable cabling related thereto (the “Emergency Generator”) in a location reasonably designated by Landlord in the Project. Notwithstanding any provision to the contrary contained herein, in the event Tenant installs the Emergency Generator in the Project’s parking facility, the total number of parking spaces available for Tenant’s use shall be reduced by the number of parking spaces being used to accommodate the Emergency Generator. Tenant shall be solely responsible for any and all costs incurred or arising in connection with the Emergency Generator, including but not limited to costs of insurance related thereto. Landlord makes no representations or warranties whatsoever with respect to the condition of the parking facility or the area upon which the Emergency Generator will be located, or its suitability for the installation, maintenance and operation of the Emergency Generator. The physical appearance and the size of the Emergency Generator shall be subject to Landlord’s reasonable approval and Landlord may require Tenant to install screening around such Emergency Generator, at Tenant’s sole cost and expense. Tenant shall service, maintain and repair such Emergency Generator, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Emergency Generator, then Tenant shall give Landlord prior notice thereof. Such Emergency Generator shall be used by Tenant only (x) for the purpose of testing and regular maintenance, and (y) during any period of electrical power outage in the Premises. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Emergency Generator. On or before the expiration or earlier termination of this Lease, or in the event Tenant no longer occupies the Premises, Tenant shall (i) remove such Emergency Generator, and (ii) restore the affected portion of the Project, the Building and the Premises to the condition the Project, the Building and the Premises would have been in had no such Emergency Generator been installed. Such Emergency Generator shall be installed pursuant to plans and specifications approved by Landlord, which approval may be withheld in Landlord’s reasonable discretion. Notwithstanding any such review or approval by Landlord, Tenant shall remain solely liable for

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	-85-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

any damage arising in connection with Tenant’s installation, use, maintenance and/or repair of such Emergency Generator, including, without limitation, any damage to a portion of the pad and/or area upon which the Emergency Generator is located. Landlord and Tenant hereby acknowledge and agree that Landlord shall have no liability in connection with Tenant’s use, maintenance and/or repair of such Emergency Generator. Such Emergency Generator shall, in all instances, comply with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall not be entitled to license its Emergency Generator to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Emergency Generator by an unrelated third party. Tenant’s right to install such Emergency Generator shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right to re-sell, license or lease any space adjacent to the area where the Emergency Generator is to be located to an unaffiliated third party. The rights contained in this Section 29.41 shall be personal to the Original Tenant and its Permitted Transferee and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease).

[Signatures follow on next page]

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P.,
a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

	By:	/s/ Steve Scott

	Name:	Steve Scott

	Its:	SVP

	By:	/s/ A. Christian Krogh

	Name:	A. Christian Krogh

	Its:	Vice President, Asset Management

“TENANT”:

ACCELRYS, INC.,
a Delaware corporation

By:	/s/ Max Carnecchia

Name:	Max Carnecchia

Its:	CEO

By:	/s/ Michael A. Piraino

Name:	Michael A. Piraino

Its:	EVP & CFO

*NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A)    This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B)    If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
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EXHIBIT A

THE CAMPUS AT SORRENTO GATEWAY

OUTLINE OF PREMISES/PRELIMINARY SPACE PLAN

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SECOND FLOOR PLAN

accelrys

ACCELRYS - 5005 WATERIDGE
TEST FIT – FLOOR 2

carrierjohnson + CULTUR3

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
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EXHIBIT A-1

THE CAMPUS AT SORRENTO GATEWAY

SITE PLAN

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EXHIBIT A-2

THE CAMPUS AT SORRENTO GATEWAY

OUTLINE OF LOCATION OF PARKING SPACES

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
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EXHIBIT B

THE CAMPUS AT SORRENTO GATEWAY

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION

1.1 Building as Constructed by Landlord. Landlord has constructed, at its sole cost and expense, the “Base Building” (as the term is defined below). For the purposes hereof, the term “Base Building” shall include the structural portions of the applicable Building within which the portion of the Premises is located, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of such Building on the floor on which the Premises is located. Moreover, Tenant hereby acknowledges that Landlord has previously performed the following work in the Premises: (i) such work in the Premises so that the currently-existing men’s and women’s restrooms located therein properly function as originally intended, (ii) Tenant’s requested plumbing and electrical work as well as certain vibration attenuation work, (iii) such work in the Premises so that the floors are now finished smooth (exterior wall to exterior wall) and are flat to a level of one quarter inch (1/4”) over ten (10) feet in any direction (noncumulative), free of cracks greater than one-eighth (1/8”) in width and with no height differential on either side of the cracks, (iv) fire and life safety systems and fire sprinkler systems installed per city code, and (v) certain electrical work so as to cause the electrical system serving the Premises to be reasonably acceptable to the Tenant.

1.2 Landlord Work. In addition to the Improvements (although the cost of the Improvements shall be paid for via the Improvement Allowance or otherwise by Tenant as more particularly contemplated by this Work Letter), Landlord hereby agrees, at Landlord’s sole cost and expense, to perform the following work using Building standard methods, materials and finishes concurrently with its performance of the Improvements (collectively, the “Landlord Work”):

(i) Inspect the HVAC systems currently serving the Premises and retrofit/rebuild the rooftop HVAC units serving the Premises so that such HVAC units are in good working order as of the Lease Commencement Date (including, replacing all moving parts and existing coils and installing control and power management systems (i.e., “ddc” controls as part of an ECS Johnson Controls system) on all mixing boxes, and the ductwork from the rooftop units to all mixing boxes);

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
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(ii) Inspect the VAV mixing boxes currently located in the interior of the Premises and replace the same to the extent reasonably determined necessary by Landlord such that those VAV mixing boxes are in good working order as of the Lease Commencement Date; and

(iii) Replace the roof system on the Building with an overlay of mechanically attached, white, fleece-back, reinforced PVC single-ply roof system generally consistent with industry standards applicable thereto (e.g., Landlord shall obtain a ten (10) year industry-standard warranty from the installer of such roof system).

All such Landlord Work shall be deemed the property of Landlord. In connection with the foregoing, and Landlord shall be solely responsible for the selection of all components, materials and finishes in connection therewith.

SECTION 2

IMPROVEMENTS

2.1 Improvement Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in the amount of Three Million Nine Hundred Ninety-Four Thousand Nine Hundred and 00/100 Dollars ($3,994,900.00) (i.e., Sixty-Five and 00/100 Dollars ($65.00) per each of the 61,460 rentable square feet of space located within the Premises) for the costs relating to the initial design and construction of the improvements which are permanently affixed to the Premises (the “Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in the event that Tenant fails to immediately pay any portion of the “Over-Allowance Amount,” as defined in Section 4.3.1, nor shall Landlord be obligated to pay a total amount which exceeds the Improvement Allowance. Notwithstanding the foregoing or any contrary provision of this Lease, all Improvements shall be deemed Landlord’s property under the terms of this Lease. Any unused portion of the Improvement Allowance remaining as of December 31, 2013 (the “Improvement Allowance Sunset Date”), shall remain with Landlord and Tenant shall have no further right thereto.

2.2 Disbursement of the Improvement Allowance. Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) for costs related to the construction of the Improvements and for the following items and costs (collectively, the “Improvement Allowance Items”):

2.2.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Work Letter, and to the extent any amount of the Improvement Allowance remains unused following the Substantial Completion of the Improvements and the disbursement of the

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
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110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

Improvement Allowance in connection with the completion of the Improvements (which disbursements shall include, but not be limited to, those related to the performance of any punch-list items pertaining to the Improvements)), payment for moving costs pertaining to Tenant’s move-in to the Premises, the cost of Tenant’s signage installed at the Project as permitted by this Lease, the cost of cabling installed in the Premises and the cost of furniture, fixtures and equipment in the Premises; provided, however, in no event shall the total amount incurred in connection with all of the costs identified in this Section 2.2.1 exceed a total amount equal to Six Hundred Fourteen Thousand Six Hundred and 00/100 Dollars ($614,600.00) (i.e., Ten and 00/100 Dollars ($10.00) per each of the 61,460 rentable square feet of space located within the Premises);

2.2.2 The cost of any changes in the Base Building when such changes are required by the Construction Drawings;

2.2.3 The cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the “Code”);

2.2.4 The “Landlord Supervision Fee”, as that term is defined in Section 4.3.2 of this Work Letter; and

2.2.5 The cost associated with the final drops for below ceiling fire sprinklers in the Building.

2.3 Building Standards. Landlord has established or may establish specifications for certain Building standard components to be used in the construction of the Improvements in the Premises. The quality of Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Improvements to comply with certain Building standards. Landlord may make changes to said specifications for Building standards from time to time. Removal requirements for Improvements are addressed in Article 8 of this Lease; provided, however, Tenant shall not be required to remove any items which are expressly identified in the “Preliminary Space Plan” (as that term is defined in Section 3.2 below).

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain Carrier Johnson (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing and HVAC work of the Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT B -3-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Landlord hereby approves the preliminary space plans attached hereto as Exhibit A (collectively, the “Preliminary Space Plan”). Within three (3) business days following the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall cause the Architect to prepare the final space plan for Improvements in the Premises (collectively, the “Final Space Plan”) and deliver the same to Landlord; provided, however, the Final Space Plan shall, in any event, be materially consistent with the Preliminary Space Plan. Tenant shall deliver four (4) hard copies signed by Tenant to Landlord for Landlord’s approval, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Space Plan.

3.3 Final Working Drawings. Within thirty (30) days following the date upon which the Final Space Plan is approved by Landlord, Tenant shall cause the Architect and the Engineers (if any) to complete the architectural and engineering drawings for the Premises based on the Space Plan, and which drawings shall be consistent with, and a logical extension of, the Final Space Plan. The final architectural working drawings shall be in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”). Within such thirty (30) day period identified above (i.e., within thirty (30) days following the date upon which the Final Space Plan is approved by Landlord), Tenant shall submit four (4) hard copies signed by Tenant of the Final Working Drawings to Landlord for Landlord’s approval, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings.

3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Improvements. The Architect shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building and other permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the “Permits”) and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits as soon as reasonably possible. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant’s responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT B -4-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the “Substantial Completion” of the Premises as that term is defined in Section 5.1 of this Work Letter.

3.5 Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the same.

3.6 Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Work Letter, or by any of the other means identified in Section 29.18 of this Lease.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1 Contractor. As requested by Tenant, Landlord shall retain Howard Building as the “Contractor” to construct the Improvements. Landlord shall cause the Contractor to bid the major trades to at least three (3) subcontractors.

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Improvements (the “Cost Proposal”). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3 Construction of Improvements by Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord on a pro-rata basis along with any then remaining portion of the Improvement Allowance, and such disbursement

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
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shall be pursuant to the same procedure as the Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof. Tenant shall pay all direct architectural and/or engineering fees in connection therewith, plus five percent (5%) of such direct costs for Landlord’s servicing and overhead. In the event that Tenant fails to deliver the Over-Allowance Amount as provided in this Section 4.3.1, then Landlord may, at its option, cease work in the Premises until such time as Landlord receives payment of the Over-Allowance Amount (and such failure to deliver shall be treated as a Tenant delay in accordance with the terms of Section 5.2 below).

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor to construct the Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the product of (i) two percent (2%) and (ii) an amount equal to the Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Work Letter) less the costs identified in Sections 2.2.1 and 2.2.3 of this Work Letter.

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Improvements.

4.3.4 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within fifteen (15) days after completion of construction of the Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same as Tenant’s agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the “as built” plans and specifications (including all working drawings) for the Improvements.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT B -6-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Improvements. For purposes of this Lease, “Substantial Completion” of the Improvements shall occur upon the completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor. The punch list shall be established by a joint walk-through conducted by the Landlords’ and Tenants’ representatives (identified in Sections 6.3 and 6.4 of this Work Letter) at a mutually convenient time no more than thirty (30) days after Substantial Completion of the Improvements. Both parties shall as soon as reasonably possible following the aforementioned walk-through in good faith use commercially reasonable efforts to prepare a punch list of any incomplete Improvements for which Landlord is responsible pursuant to the terms of this Work Letter. Such punch list will not include any damage to the Premises caused by Tenant’s move-in or early entry, the repair of which damage is the sole responsibility of Tenant. Landlord shall use commercially reasonable efforts to complete or repair the punch list items within thirty (30) days after the date the punch list is finalized; provided, however, to the extent it is reasonably anticipated to take longer than thirty (30) days to complete or repair such punch list items, Landlord shall commence the completion or repair of the same with the foregoing thirty (30) day period and thereafter diligently pursue the same to completion.

5.2 Delay of the Substantial Completion of the Premises. Notwithstanding any provision to the contrary contained in the Lease, the Lease Commencement Date shall occur on the date set forth in Section 3.2 of the Summary attached to this Lease. If there shall be a delay or there are delays in the Substantial Completion of the Improvements as a direct, indirect, partial, or total result of:

5.2.1 Intentionally omitted;

5.2.2 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.3 A breach by Tenant of the terms of this Work Letter or the Lease;

5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.5 Tenant’s request for changes in the Approved Working Drawings;

5.2.6 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Improvements, as set forth in the Lease, or which are different from, or not included in Landlord’s Building standards;

5.2.7 Changes to the Base Building required by the Approved Working Drawings;

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT B -7-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

5.2.8 Tenant’s use of specialized or unusual improvements and/or delays in obtaining Permits due thereto;

5.2.9 Any failure by Tenant to timely pay to Landlord any portion of the Over-Allowance Amount; or

5.2.10 Any other acts or omissions of Tenant, or its agents, or employees; then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Improvements, Tenant shall be obligated to pay any and all costs incurred by Landlord as a result of, or otherwise in connection with, any such delay.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with construction of the Improvements, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Improvements for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Intentionally Omitted.

6.3 Tenant’s Representative. Tenant has designated Jeff Wortley as its sole representative with respect to the matters set forth in this Work Letter (whose, for the purpose of this Work Letter, e-mail address is Jeff.Wortley@accelrys.com, office phone is 858-799-5718 and cell phone is 858-922-5151), who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

6.4 Landlord’s Representatives. Landlord has designated Mr. Jake Brehm as its “Project Manager” (whose, for the purpose of this Work Letter, e-mail address is jbrehm@kilroyrealty.com, office phone is 858-523-0300 and cell phone is 858 444 5863), who shall each be responsible for the implementation of all Improvements to be performed by Landlord in the Premises. With regard to all matters involving such Improvements, Tenant shall communicate with the Project Manager rather than with the Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord’s agent and has no authority whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for above standard Improvements, Landlord’s approvals or disapprovals of all documents to be prepared pursuant to this Work Letter and changes thereto.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT B -8-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

6.5 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

6.6 Time is of the Essence. Time is of the essence under this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant under the Lease or this Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the Substantial Completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT B -9-	Office Lease
110045-00136/12-26-12/EG/eg		[Accelrys, Inc.]

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:

Re:

Office Lease dated ____________, 20__ (the “Lease”), by and between ____________________, a _____________________ (“Landlord”), and _______________________, a _______________________ (“Tenant”), for [approximately] _____________ rentable square feet of space commonly known as Suite ______ (the “Premises”), located on the ______ (            ) floor of that certain office building located at ____________________________, _______________, _________________ (the “Building”).

Dear ________________:

Notwithstanding any provision to the contrary contained in the Lease, this letter is to confirm and agree upon the following:

1.	Tenant has accepted the above-referenced Premises as being delivered in accordance with the Lease[optional:, and there is no deficiency in construction].

2.	The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.

3.	Rent commenced to accrue on __________________, in the amount of ________________.

4.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5.	Your rent checks should be made payable to __________________ at ___________________.

6.	[Subject to Section 1.2 of the Lease, the] OR [The] rentable [optional: and usable] square feet of the Premises are ________________ and ______________, respectively.

7.	Tenant’s Share of Direct Expenses with respect to the Premises is ________% of the Project.

8.

Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein. Tenant confirms that the Lease has not been modified or altered except as set forth herein, and the Lease is in full force and effect.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT C	Office Lease
110045-00136/12-26-12/EG/eg	-1-	[Accelrys, Inc.]

Landlord and Tenant acknowledge and agree that to each party’s actual knowledge, neither party is in default or violation of any covenant, provision, obligation, agreement or condition in the Lease.

If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord.

“Landlord”: ,
a

By:
Its:

By:
Its:

Agreed to and Accepted

as of                         , 20    .

“Tenant”: ,
a

By:
Its:

By:
Its:

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT C	Office Lease
110045-00136/12-26-12/EG/eg	-2-	[Accelrys, Inc.]

EXHIBIT D

THE CAMPUS AT SORRENTO GATEWAY

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

2. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

5. Tenant shall not overload the floor of the Premises.

6. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

7. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT D	Office Lease
110045-00136/12-26-12/EG/eg	-1-	[Accelrys, Inc.]

8. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, aquariums, or, except in Project areas designated by Landlord, store bicycles or other vehicles.

9. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

10. The Premises shall not be used for manufacturing or for the storage of merchandise unless, and except to the extent, such manufacturing or storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

11. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

12. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products within the Building or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

13. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

14. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT D	Office Lease
110045-00136/12-26-12/EG/eg	-2-	[Accelrys, Inc.]

15. Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

16. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

17. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

18. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

19. Tenant must comply with applicable “NO-SMOKING” ordinances and all related, similar or successor ordinances, rules, regulations or codes. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ashtrays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances within any interior areas of the Project or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

20. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT D	Office Lease
110045-00136/12-26-12/EG/eg	-3-	[Accelrys, Inc.]

insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

21. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

22. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

23. Tenant shall install and maintain, at Tenant’s sole cost and expense, and in accordance with all Applicable Laws, an adequate, visibly marked and properly operational fire extinguisher.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT D	Office Lease
110045-00136/12-26-12/EG/eg	-4-	[Accelrys, Inc.]

EXHIBIT E

THE CAMPUS AT SORRENTO GATEWAY

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of ___________, 20     by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________, _______________, California ____________, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on ____________.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $            .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT E	Office Lease
110045-00136/12-26-12/EG/eg	-1-	[Accelrys, Inc.]

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 20_ .

“Tenant”:
,
a

By:
Its:

By:
Its:

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT E	Office Lease
110045-00136/12-26-12/EG/eg	-2-	[Accelrys, Inc.]

EXHIBIT F

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE

MALLORY & NATSIS LLP

1901 Avenue of the Stars, 18th Floor

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the __ day of ________, 20___, by and between __________________ (“Landlord”), and ________________ (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Office Lease dated _____, 20__ (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. The Premises is located in an office building located on real property which is part of an area owned by Landlord containing approximately ___ (__) acres of real property located in the City of ____________, California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated ________________, 20___, in connection with the Project.

D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT F	Office Lease
110045-00136/12-26-12/EG/eg	-1-	[Accelrys, Inc.]

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT F	Office Lease
110045-00136/12-26-12/EG/eg	-2-	[Accelrys, Inc.]

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:
______________________________________________,

a

By:
Its:

“Tenant”:
_______________________________________________,

a

By:
Its:

By:
Its:

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT F	Office Lease
110045-00136/12-26-12/EG/eg	-3-	[Accelrys, Inc.]

EXHIBIT G

THE CAMPUS AT SORRENTO GATEWAY

INTENTIONALLY OMITTED

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT G	Office Lease
110045-00136/12-26-12/EG/eg	-1-	[Accelrys, Inc.]

EXHIBIT H

THE CAMPUS AT SORRENTO GATEWAY

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____]	[Insert Bank Name And Address]
SWIFT: [Insert No., if any]
DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON         (Expiration Date)         AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD             IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT H	Office Lease
110045-00136/12-26-12/EG/eg	-1-	[Accelrys, Inc.]

BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

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702009.06/WLA	EXHIBIT H	Office Lease
110045-00136/12-26-12/EG/eg	-2-	[Accelrys, Inc.]

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___(120 days from the Lease Expiration Date)___.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________.”

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702009.06/WLA	EXHIBIT H	Office Lease
110045-00136/12-26-12/EG/eg	-3-	[Accelrys, Inc.]

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (            ) ___-____], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (            ) ___-____] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO

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THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT H	Office Lease
110045-00136/12-26-12/EG/eg	-4-	[Accelrys, Inc.]

ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours, (Name of Issuing Bank)

By:

KILROY REALTY
THE CAMPUS AT SORRENTO GATEWAY
702009.06/WLA	EXHIBIT H	Office Lease
110045-00136/12-26-12/EG/eg	-5-	[Accelrys, Inc.]